Filed Pursuant to Rule 424(b)(2)
Registration No. 333-206568

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
1.250% Senior Notes due 2023(2)	€500,000,000	99.614%	€498,070,000	$56,581

(1) Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). The maximum aggregate offering price is calculated using an exchange rate of €1.00 = U.S. $1.1281 as of June 10, 2016 as announced by the U.S. Federal Reserve Board.

(2) Certain subsidiaries of Sysco Corporation fully and unconditionally guarantee the notes. In accordance with Rule 457(n) under the Securities Act, no separate registration fee is required with respect to the guarantees.

Prospectus Supplement to Prospectus dated August 25, 2015

SYSCO CORPORATION

€500,000,000 1.250% Senior Notes due 2023

Sysco Corporation is offering €500 million aggregate principal amount of its 1.250% Senior Notes due 2023 (the “notes”).

Sysco will pay interest annually in arrears on the notes on June 23 of each year. The first such payment will be made on June 23, 2017. The notes will be issued only in denominations of €100,000 and integral multiples of €1,000 above that amount.

Sysco has the option to redeem some or all of the notes at any time. The redemption prices for the notes are discussed under the caption “Description of Notes—Optional Redemption.” In addition, we may redeem all, but not part, of the notes upon the occurrence of certain developments affecting United States taxation as discussed under the caption “Description of Notes—Optional Redemption for Tax Reasons.”

Upon a change of control repurchase event, Sysco will be required to make an offer to repurchase all of the outstanding notes at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest to, but not including, the repurchase date. See “Description of Notes—Change of Control Repurchase Event.”

The notes will be unsecured obligations of Sysco. The notes initially will be fully and unconditionally guaranteed by Sysco’s direct and indirect wholly owned domestic subsidiaries that guarantee Sysco’s other senior notes issued under the indenture governing the notes or any of Sysco’s other indebtedness. Subsidiaries acquired or created in the future may or may not become guarantors, but any domestic subsidiary that guarantees Sysco’s other senior notes or other indebtedness must also guarantee the notes. The subsidiary guarantees will be unsecured obligations of the respective subsidiary guarantors and rank equally in right of payment with all existing and future unsecured senior indebtedness of the respective subsidiary guarantors.

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on The New York Stock Exchange and expect trading in the notes on The New York Stock Exchange to begin less than 30 days after the original issue date.

See “Risk Factors” beginning on page S-8 to read about important factors you should consider before buying the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price		Underwriting Discount		Proceeds, Before Expenses, to Sysco
	Per Note	Total	Per Note	Total	Per Note	Total
1.250% Senior Notes due 2023	99.614%	€498,070,000	0.40%	€2,000,000	99.214%	€496,070,000

The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from June 23, 2016 and must be paid by the purchasers if the notes are delivered after June 23, 2016.

The underwriters expect to deliver the notes through the book-entry delivery system of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, against payment in London, England on June 23, 2016.

Joint Book-Running Managers

Deutsche Bank	Goldman, Sachs & Co.	HSBC	J.P. Morgan

TD Securities	US Bancorp	Wells Fargo Securities

Co-Managers

BB&T Capital Markets	BNY Mellon Capital Markets, LLC	Comerica Securities

PNC Capital Markets LLC	Rabobank
Santander	The Williams Capital Group, L.P.

Prospectus Supplement dated June 14, 2016

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ABOUT THIS PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of notes. The second part is the accompanying prospectus, which provides more general information. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. When used in this prospectus supplement, unless otherwise indicated, the term “prospectus” refers to this prospectus supplement together with the accompanying prospectus.

We expect delivery of the notes will be made through the book-entry delivery system of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), against payment therefor on June 23, 2016, which is the 7th London business day following the date of pricing of the notes (such settlement being referred to as “T+7”). Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next succeeding three business days will be required, by virtue of the fact that the notes initially will settle T+7, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement, and so should consult their own advisors.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus. We are not making an offer to sell the notes and are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

References in this prospectus supplement to “$,” “dollars” and “U.S. dollars” are to the currency of the United States of America; references to “€” and “euro” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

Notice to Prospective Investors in the European Economic Area

This document is not a prospectus for the purposes of the European Union’s Directive 2003/71 (and any amendments thereto) as implemented in member states of the European Economic Area (the “Prospectus Directive”). This document has been prepared on the basis that all offers of the Senior Notes offered hereby made to persons in the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus in connection with offers of such Senior Notes.

Notice to Prospective Investors in the United Kingdom

The communication of this document and any other document or materials relating to the issue of the Senior Notes offered hereby is not being made, and such documents and/or

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materials have not been approved, by an authorised person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Senior Notes offered hereby are only available to, and any investment or investment activity to which this document relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents. You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal, accounting or tax advice. You should consult your own business advisors, counsel, accountants and other advisors for investment, legal, accounting, tax and related advice regarding your purchase of Senior Notes. We are not making any representation to you regarding the legality of an investment in the Senior Notes under applicable investment or similar laws. You should read and consider all of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

IN CONNECTION WITH THE ISSUE OF THE SENIOR NOTES, DEUTSCHE BANK AG, LONDON BRANCH (IN THIS CAPACITY, THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON ITS BEHALF) MAY OVER-ALLOT SENIOR NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE SENIOR NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE SENIOR NOTES IS MADE, AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE SENIOR NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE SENIOR NOTES. ANY STABILIZATION ACTION COMMENCED WILL BE CARRIED OUT IN ACCORDANCE WITH APPLICABLE LAWS AND REGULATIONS.

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WHERE YOU CAN FIND MORE INFORMATION

Sysco files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any materials we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. Sysco’s SEC filings made via the EDGAR system, including periodic and current reports, proxy statements, and other information regarding Sysco, are also available to the public at the SEC’s web site at http://www.sec.gov, and on Sysco’s website, www.sysco.com. The information contained on or that can be accessed through our website is not incorporated in, and is not part of, this prospectus supplement or the accompanying prospectus.

The SEC allows Sysco to “incorporate by reference” information we file with the SEC, which means that Sysco can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede information contained in this prospectus.

The following documents filed by Sysco (File No. 1-06544) with the SEC are incorporated by reference in, and made a part of, this prospectus:

•	Sysco’s Annual Report on Form 10-K for the fiscal year ended June 27, 2015;

•	Sysco’s Annual Report on Form 10-K/A for the fiscal year ended June 27, 2015 filed with the SEC on March 3, 2016;

•	Sysco’s Quarterly Report on Form 10-Q for the 13-week period ended September 26, 2015;

•	Sysco’s Quarterly Report on Form 10-Q for the 13-week period ended December 26, 2015;

•	Sysco’s Quarterly Report on Form 10-Q for the 13-week period ended March 26, 2016;

•	Sysco’s Definitive Proxy Statement on Schedule 14A filed with the SEC on October 7, 2015;

•

Sysco’s Current Reports on Form 8-K filed with the SEC on June 29, 2015, July 16, 2015, August 26, 2015, September 28, 2015, November 18, 2015, November 19, 2015, December 29, 2015, February 22, 2016, February 29, 2016, March 15, 2016, March 24, 2016, and April 1, 2016; and

•	Sysco’s Current Report on Form 8-K/A filed with the SEC on July 31, 2015.

We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 on any Current Report on Form 8-K) after the date of this prospectus supplement and prior to the termination of the offering. These documents will be deemed to be incorporated by reference in this prospectus and to be a part of it from the date they are filed with the SEC.

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You may obtain a copy of these filings, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus or in a document incorporated by reference herein, at no cost, by writing or telephoning:

Sysco Corporation

Investor Relations

1390 Enclave Parkway

Houston, Texas 77077-2099

Telephone: (281) 584-2615

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus supplement contains “forward-looking statements,” as defined under U.S. securities laws, that involve substantial risks and uncertainties. All statements in this prospectus supplement and the documents incorporated by reference herein regarding our proposed acquisition of Cucina Lux Investments Limited, the holding company for Brakes Group, our business strategy, future operations, financial position, cost savings, prospects, plans and objectives, as well as information concerning industry trends, expected actions of third parties and other forward-looking information, are forward-looking statements. You can identify many of these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “could” and “continue” or similar words. You should read statements that contain these words carefully for the following reasons:

•	the statements discuss our future expectations;

•	the statements contain projections of our future results of operations or of our financial condition; and

•	the statements state other “forward-looking” information.

Examples of such forward-looking statements include statements about:

•	Sysco’s ability to increase its sales and market share and grow earnings, and our plan to continue to explore appropriate opportunities to profitably grow market share and create shareholder value;

•	Sysco’s belief regarding accounting treatment for certain transactions;

•	expectations regarding interest expense;

•	the impact of ongoing legal proceedings and estimates of potential liability;

•	the impact of general economic conditions on our business and our industry;

•	statements regarding inflation and other economic trends;

•	expectations regarding deflation and foreign currency translation and the related impact on our results;

•	expectations regarding earnings per share;

•	expectations regarding our efforts to manage expenses;

•	beliefs regarding factors that impact our operating margins;

•	our plans related to locally managed sales and ongoing gross margin pressures;

•	expectations related to the strategies that we have identified to help us achieve our mission and vision;

•	our plans and expectations regarding our three-year strategic plan, including goals related to operating income and return on invested capital;

•	expectations regarding restructuring costs;

•	expectations related to cost per case for our U.S. Broadline companies;

•	our goal of leveraging earnings growth at a greater rate than sales growth;

•	expectations regarding operating income and sales for our business segments over the long-term;

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•	expectations regarding the allocation of cash generated from operations;

•	the impact of acquisitions and sales of assets and businesses on our liquidity, borrowing capacity, leverage ratios and capital availability;

•	Sysco’s expectations regarding cash held by international subsidiaries;

•	the sufficiency of our mechanisms for managing working capital and competitive pressures, and our beliefs regarding the impact of these mechanisms;

•	Sysco’s ability to meet future cash requirements, including the ability to access debt markets effectively, and remain profitable;

•	Sysco’s ability to effectively access the commercial paper market and long-term capital markets;

•	Sysco’s expectations regarding cash flows from operations over the long-term, and the factors impacting such cash flows;

•	our expectations regarding free cash flow;

•	expectations regarding capital expenditures;

•	expectations regarding tax expense and benefits;

•	expectations regarding tax rates;

•	expectations regarding the return of letters of credit in certain tax jurisdictions;

•	expectations regarding acquisitions and related accounting treatment;

•	our strategy and expectations regarding share repurchases and shares outstanding; and

•	expectations related to our forward diesel fuel commitments.

We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or over which we have no control. All forward-looking statements speak only as of the date on which they are made. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. The discussion of risk factors incorporated by reference into this prospectus supplement, as well as any other cautionary language in this prospectus supplement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of any of the events described in those risk factors and elsewhere in this prospectus supplement could have a material adverse effect on our business, financial condition and results of operations. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the factors that could cause our actual results to differ materially include the factors that we describe under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 27, 2015 and our Quarterly Report on Form 10-Q for the 13-week period ended March 26, 2016, which are incorporated herein by reference. These factors, risks and uncertainties include, but are not limited to, the following:

•	periods of significant or prolonged inflation or deflation and their impact on our product costs and profitability;

•	risks related to unfavorable conditions in the U.S. economy and local markets and the impact on our results of operations and financial condition;

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•	the risk that competition in our industry may adversely impact our margins and our ability to retain customers and make it difficult for us to maintain our market share, growth rate and profitability;

•	the risk that we may not be able to fully compensate for increases in fuel costs, and forward purchase commitments intended to contain fuel costs could result in above market fuel costs;

•	the risk of interruption of supplies and increase in product costs as a result of conditions beyond our control;

•	the potential impact on our reputation and earnings of adverse publicity or lack of confidence in our products;

•	risks related to unfavorable changes to the mix of locally-managed customers versus corporate-managed customers;

•	the risk that we may not realize anticipated benefits from our operating cost reduction efforts;

•	difficulties in successfully expanding into international markets and complimentary lines of business;

•	the potential impact of product liability claims;

•	the risk that we fail to comply with requirements imposed by applicable law or government regulations;

•	risks related to our ability to effectively finance and integrate acquired businesses;

•	our access to borrowed funds in order to grow and any default by us under our indebtedness that could have a material adverse impact on cash flow and liquidity;

•	our level of indebtedness and the terms of our indebtedness could adversely affect our business and liquidity position;

•	the impact on our liquidity by payments required to appeal tax assessments with certain tax jurisdictions;

•	due to our reliance on technology, any technology disruption or delay in implementing new technology could have a material negative impact on our business;

•	the risk that a cybersecurity incident and other technology disruptions could negatively impact our business and our relationships with customers;

•	the potential requirement to pay material amounts under our multiemployer defined benefit pension plans;

•	our funding requirements for our company-sponsored qualified pension plan may increase should financial markets experience future declines;

•	labor issues, including the renegotiation of union contracts and shortage of qualified labor;

•	the risk that the anti-takeover benefits provided by any preferred stock we may issue may not be viewed as beneficial to stockholders;

•	our ability to realize the anticipated benefits of the Brakes Group acquisition;

•	the effects of the Brakes Group acquisition on our financial results; and

•	the potential for adverse changes in the ratings given to our debt by nationally accredited ratings organizations resulting from the Brakes Group acquisition or otherwise.

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These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in this prospectus supplement and the documents incorporated by reference herein. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We do not undertake any obligation to make any revisions to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law, including the securities laws of the United States and rules and regulations of the SEC.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference for a more complete understanding of our business and the terms of the notes, as well as material tax and other considerations that may be important to you in making your investment decision. Please read “Risk Factors” beginning on page S-8 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended June 27, 2015 and our Quarterly Report on Form 10-Q for the 13-week period ended March 26, 2016 for information regarding risks you should consider before investing in our notes. In addition, certain statements include forward-looking information that involves risks and uncertainties. Please read “Special Note Regarding Forward-Looking Statements” beginning on page S-vi of this prospectus supplement.

Unless we indicate or the context otherwise requires, references to “Sysco,” “we,” “us” or “our” in this prospectus supplement are to Sysco Corporation, together with its subsidiaries. The term “notes” refers to the 1.250% Senior Notes due 2023.

The Company

Sysco Corporation, acting through its subsidiaries and divisions, is the largest North American distributor of food and related products primarily to the foodservice or food-away-from-home industry. We provide products and related services to approximately 425,000 customers, including:

•	restaurants;

•	healthcare and educational facilities;

•	lodging establishments; and

•	other foodservice customers.

Since Sysco’s formation in 1969, annual sales have grown from approximately $115 million to approximately $49 billion in fiscal 2015, both through internal expansion of existing operations and through acquisitions. Our operations include:

•	broadline operating companies, which distribute a full line of food products and a wide variety of non-food products to their customers;

•	SYGMA operating companies, which distribute a full line of food products and a wide variety of non-food products to chain restaurant customer locations

•	specialty produce companies;

•	custom-cut meat companies;

•	lodging industry products companies;

•	a company that distributes specialty imported products;

•	a company that distributes to international customers; and

•	our Sysco Ventures platform, a suite of technology solutions that help support the business needs of Sysco’s customers.

The products we distribute include:

•	a full line of frozen foods, such as meats, seafood, fully prepared entrees, fruits, vegetables and desserts;

•	a full line of canned and dry foods;

•	fresh meats and seafood;

•	dairy products;

•	beverage products;

•	imported specialties; and

•	fresh produce.

We also supply a wide variety of non-food items, including:

•	paper products, such as disposable napkins, plates and cups;

•	tableware, such as china and silverware;

•	cookware, such as pots, pans and utensils;

•	restaurant and kitchen equipment and supplies; and

•	cleaning supplies.

Our operating companies distribute both nationally branded merchandise and products packaged as Sysco private brands.

Sysco is a Delaware corporation, and our principal executive offices are located at 1390 Enclave Parkway, Houston, Texas 77077-2099. Our telephone number is (281) 584-1390. In this prospectus supplement, we refer to Sysco and its subsidiaries and divisions as “we” or “us,” unless we specifically state otherwise or the context indicates otherwise. Sysco’s common stock is listed on The New York Stock Exchange under the trading symbol “SYY.”

Recent Developments

Proposed Acquisition of Cucina Lux Investments Limited

Sysco has entered into a share sale and purchase agreement, dated as of February 19, 2016, which we refer to as the “Brakes Group purchase agreement,” with entities affiliated with Bain Capital Investors, LLC and members of management of Cucina Lux Investments Limited, the holding company for Brakes Group. Pursuant to the Brakes Group purchase agreement, on the terms and subject to the conditions thereof, Sysco will acquire Cucina Lux Investments Limited and Brakes Group will become a wholly-owned subsidiary of Sysco, which transaction we refer to as the “Brakes Group acquisition.” The aggregate enterprise value to be paid by Sysco pursuant to the Brakes Group purchase agreement will be approximately £2.2 billion (approximately $3.1 billion), which includes the repayment of approximately $2.3 billion of Brakes Group’s outstanding financial indebtedness. The purchase price, the amounts to be paid in connection with the repayment of Brakes Group’s debt and the other amounts payable in connection with the Brakes Group acquisition will be paid entirely in cash and are expected to be financed with a combination of new debt, commercial paper and cash on Sysco’s balance sheet. The purchase price is subject to certain adjustments as provided in the Brakes Group purchase agreement.

Consummation of the Brakes Group acquisition is subject only to conditions relating to required antitrust approvals, which were obtained on June 9, 2016. Accordingly, we expect the consummation of the Brakes Group acquisition to occur in early July 2016. This offering is not conditioned upon the consummation of the Brakes Group acquisition.

In fiscal 2015, Brakes Group’s revenues were nearly $5 billion (3.3 billion British pounds), a 6.5 percent increase from the previous fiscal year. At closing of the Brakes Group acquisition, the combined companies are expected to generate annualized sales of approximately $55 billion.

Brakes Group was originally established in 1958 by William, Frank and Peter Brake as a poultry supplier to caterers in Great Britain. It is a leading foodservice provider in Europe by revenues, supplying an extensive range of fresh, refrigerated and frozen food products, as well as non-food products and supplies, to more than 50,000 foodservice customers. The group of companies has leading market positions in the UK, France and Sweden, in addition to a presence in Ireland, Belgium, Spain and Luxembourg. Brakes Group supplies more than 50,000 products, including an extensive portfolio of more than 4,000 own-brand products.

Brakes Group companies include: Brakes, Brakes Catering Equipment, Brake France, Country Choice, Davigel, Freshfayre, M&J Seafood, Menigo Foodservice, Pauley’s, Wild Harvest and Woodward Foodservice.

The Offering

Issuer	Sysco Corporation

Notes Offered	€500,000,000 aggregate principal amount of our 1.250% Senior Notes due 2023.

Interest Rate	Interest will accrue on the notes from June 23, 2016 at a rate of 1.250% per annum.

Interest Payment Dates	Interest will be payable annually in arrears on June 23 of each year, beginning on June 23, 2017.

Maturity	The notes will mature on June 23, 2023.

Currency of Payment	All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used.

Denominations	The notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Guarantees	The notes initially will be fully and unconditionally guaranteed by our direct and indirect wholly owned domestic subsidiaries that guarantee our other senior notes issued under the indenture governing the notes or any of our other indebtedness. Subsidiaries acquired or created in the future may or may not become guarantors, but any domestic subsidiary that guarantees our other senior notes or our other indebtedness must also guarantee the notes. See “Description of Notes—Guarantees.”

Ranking

The notes will be our unsecured obligations. The notes will rank equally in right of payment with all of our other existing and future unsecured senior indebtedness, effectively junior in right of payment to our future secured indebtedness to the extent of the value of the assets securing that indebtedness and senior to any of our future subordinated indebtedness. As of March 26, 2016, we had, on a consolidated basis, outstanding total debt of approximately $4.4 billion, including $4.2 billion in aggregate principal amount of unsecured senior indebtedness outstanding; after giving effect to our issuance of $2.5 billion aggregate principal amount of senior notes on April 1, 2016 and to this offering, the Brakes Group acquisition and the use of the net proceeds from this offering as set forth under “Use of Proceeds,” our outstanding total debt as of that date would have been $7.5 billion. See “Capitalization” and “Description of Notes—General.”

The subsidiary guarantees will be unsecured obligations of the respective subsidiary guarantors. The subsidiary guarantees will rank equally in right of payment with all other existing and future unsecured senior indebtedness of our subsidiary guarantors and will effectively rank junior to any future secured indebtedness of our subsidiary guarantors to the extent of the value of the assets securing such indebtedness. As of March 26, 2016, Sysco Corporation and its subsidiary guarantors had no secured indebtedness. See “Capitalization.”

Optional Redemption	At our option, any or all of the notes may be redeemed, in whole or in part, at any time prior to maturity. If we elect to redeem the notes before the date that is two months prior to the maturity date, we will pay an amount equal to the greater of 100% of the principal amount of the notes to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if such notes matured on the applicable date described above. If we elect to redeem any of the notes on or after the date described in the preceding sentence, we will pay an amount equal to 100% of the principal amount of the notes to be redeemed. We will pay accrued and unpaid interest on such notes redeemed to the redemption date. See “Description of Notes—Optional Redemption.”

Optional Redemption for Tax Reasons	We may redeem all, but not part, of the notes upon the occurrence of certain tax events at the redemption price of 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the redemption date. See “Description of the Notes—Optional Redemption for Tax Reasons.”

Change of Control	Upon a change of control repurchase event, we will be required to make an offer to repurchase all of the outstanding notes at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest to, but not including, the repurchase date. See “Description of Notes—Change of Control Repurchase Event.”

Additional Amounts	We or the relevant subsidiary guarantor, as applicable, will, subject to certain exceptions and limitations set forth in this prospectus supplement, pay additional amounts as may be necessary to ensure that every net payment of principal, premium, if any, and interest on the notes, or with respect to any guarantee, received by a beneficial owner who is not a United States person (as defined under “Description of the Notes—Payments of Additional Amounts”), after deduction or withholding for or on account of any present or future tax, assessment, duty or other governmental charge imposed upon such holder by the United States (or any political subdivisions or taxing authority thereof or therein having power to tax), will not be less than the amount provided in such holder’s notes to be then due and payable. See “Description of the Notes—Payments of Additional Amounts.”

Further Issuances	We may, without notice to or the consent of the holders or beneficial owners of the notes, issue additional notes having the same ranking, interest rate, maturity and/or other terms (except for the issue date, public offering price and, if applicable, the initial interest payment date) as the notes offered hereby. Any such additional notes issued could be considered part of the same series of notes under the indenture as the notes offered hereby.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately €495.0 million, after deducting the underwriting discount and estimated offering expenses. We intend to use the net proceeds of this offering to pay a portion of the purchase price for the Brakes Group acquisition, which includes the repayment of approximately $2.3 billion of Brakes Group’s outstanding financial indebtedness. See “Use of Proceeds.”

Listing and Trading	We intend to apply to list the notes for trading on The New York Stock Exchange and expect trading in the notes on The New York Stock Exchange to begin less than 30 days after the original issue date.

Governing Law	The indenture, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Clearance and Settlement

The notes will be cleared and settled through Clearstream and Euroclear. The notes will be issued in registered form, without interest coupons, in denominations of €100,000 and integral multiples of €1,000 above that amount. The notes will be represented by one or more permanent global notes in book-entry form. The notes will be issued as global notes registered in the name of The Bank of New York Mellon, London Branch, or a nominee thereof, as common depositary for Euroclear and Clearstream, for the accounts of its direct and indirect participants. Beneficial interests in notes held in book-entry form will not be entitled to receive physical delivery of certificated notes except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see ‘‘Description of Notes—Book-Entry, Delivery and Settlement.’’

Trustee	The Bank of New York Mellon Trust Company, N.A.

London Paying Agent and Transfer Agent	The Bank of New York Mellon, London Branch.

ISIN	XS1434170426

Common Code	1434170426

Conflicts of Interest	Affiliates of certain of the underwriters are holders of certain indebtedness of Brakes Group and, accordingly, may receive a portion of the net proceeds of this offering. Because affiliates of certain of the underwriters may receive more than 5% of the net proceeds in this offering, such underwriters are deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Please read “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Risk Factors	Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement for information regarding risks you should consider before investing in the notes.

RISK FACTORS

You should consider carefully the following information about risks, together with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended June 27, 2015 and our Quarterly Report on Form 10-Q for the 13-week period ended March 26, 2016, which are incorporated by reference herein, before making an investment in the notes. Any of these risk factors could materially and adversely affect our business, financial condition, results of operations and future prospects, as well as the market value of the notes.

Market perceptions concerning the instability of the euro, the potential re-introduction of individual currencies within the eurozone, or the potential dissolution of the euro entirely, could adversely affect the value of the notes.

Despite the European Commission’s measures to address sovereign debt issues in Europe, concerns persist regarding the debt burden of certain eurozone countries and their ability to meet future financial obligations, the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual Member States. These and other concerns could lead to the re-introduction of individual currencies in one or more Member States, or, in more extreme circumstances, the possible dissolution of the euro entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the notes.

An investment in the notes by a purchaser whose home currency is not euro entails significant risks.

All payments of interest on and the principal of the notes and any redemption price for the notes will be made in euro. An investment in the notes by a purchaser whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of euro against the holder’s home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. If you are a U.S. holder, see “Certain Tax Consequences—Material U.S. Federal Tax Considerations” for the material U.S. federal income tax consequences of the ownership and disposition of the notes, related to the notes being denominated in euros.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euro, which could adversely affect the value of the notes.

If, as described under “Description of Notes—Issuance in Euro; Payment on the Notes,” the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as reported by The Wall Street Journal. We cannot assure you that this exchange rate will be as favorable to holders of notes as the exchange rate otherwise determined by applicable law. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the notes Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

We may redeem the notes when prevailing interest rates are relatively low.

We have the right to redeem some or all of the notes in whole at any time or in part from time to time. We also have the right to redeem the notes in whole upon the occurrence of certain changes in the tax law of the United States (or any taxing authority thereof or therein). We may exercise any such redemption when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes. Our redemption right also may adversely affect your ability to sell your notes as the date fixed for any redemption approaches.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A federal court in New York presiding over a dispute arising in connection with the notes may apply the foregoing New York law or, in certain circumstances, may render the judgment in U.S. dollars. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and integral multiples of €1,000 above that amount. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of €1,000 above that amount in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

After giving effect to this offering, we will continue to have a significant amount of indebtedness. As of March 26, 2016, we had, on a consolidated basis, outstanding total debt of approximately $4.4 billion and stockholders’ equity of approximately $4.0 billion. On a pro forma basis giving effect to our issuance of $2.5 billion aggregate principal amount of senior notes on April 1, 2016 and to this offering, the Brakes Group acquisition and the use of the net proceeds from this offering as set forth under “Use of Proceeds,” as of March 26, 2016, we would have had, on a consolidated basis, outstanding total debt of approximately $7.5 billion and stockholders’ equity of approximately $4.0 billion. Our ratio of earnings to fixed charges was 5.4x for the 39-week period ended March 26, 2016. See “Capitalization” and “Ratio of Earnings to Fixed Charges.”

Our substantial amount of debt could have important consequences for you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	limit our ability to obtain additional financing, if needed, for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

•	increase our vulnerability to adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.

The indenture does not limit our or our subsidiaries’ ability to incur additional unsecured indebtedness. Any significant additional indebtedness incurred may adversely impact our ability to service our debt, including our obligations under the notes.

We will depend on distributions of cash flow and earnings of our subsidiaries in order to meet our payment obligations under the notes and our other obligations.

We derive a substantial portion of our operating income from, and hold a significant amount of assets through, our subsidiaries. As a result, we will depend on distributions of cash flow and earnings of our subsidiaries in order to meet our payment obligations under the notes and our other obligations. Our subsidiaries are separate and distinct legal entities and, unless they are guarantors of the notes, will have no obligation to pay any amounts due on the notes and will have no obligation to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit our subsidiaries’ ability to make distributions and other payments to us, and our subsidiaries could agree to contractual restrictions on their ability to make distributions to us.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

Our ability to make scheduled payments with respect to our debt, including the notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. Our historical financial results have been, and we anticipate that our future financial results will be, subject to fluctuations. We cannot assure you that our business will generate sufficient cash flow from our operations or that future financing will be available to us in an amount sufficient to enable us to service our debt, including the notes.

The notes and subsidiary guarantees are effectively subordinated to any secured debt and any liabilities and preferred equity of our subsidiaries that guarantee the notes.

The notes will be our unsecured obligations. The notes will rank equally in right of payment with all of our other existing and future unsecured senior indebtedness, effectively junior in right of payment to our future secured indebtedness to the extent of the value of the assets securing that indebtedness and senior to any of our future subordinated indebtedness. As of March 26, 2016, we had, on a consolidated basis, outstanding total debt of approximately $4.4 billion, including $4.2 billion in aggregate principal amount of unsecured senior indebtedness outstanding; after giving effect to our issuance of $2.5 billion aggregate principal amount of senior notes on April 1, 2016 and to this offering, the Brakes Group acquisition and the use of the net proceeds from this offering as set forth under “Use of Proceeds,” our outstanding total debt as of that date would have been $7.5 billion. See “Capitalization” and “Description of Notes—General.”

The subsidiary guarantees will be unsecured obligations of the respective subsidiary guarantors. The subsidiary guarantees will rank equally in right of payment with all other existing and future unsecured senior indebtedness of our subsidiary guarantors and will effectively rank junior to any future secured indebtedness of our subsidiary guarantors to the extent of the value of the assets securing such indebtedness. As of March 26, 2016, we and our subsidiary guarantors had no secured indebtedness.

Some of our subsidiaries will not guarantee the notes. Your right to receive payment on the notes and the guarantees will be structurally subordinated to the liabilities of our non-guarantor subsidiaries and could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

Some of our subsidiaries will not guarantee the notes. Such non-guarantor subsidiaries currently include our international and SYGMA subsidiaries, as well as our Asian foods, custom-cut meat, specialty produce, hotel supply and certain other subsidiaries. Upon consummation of the Brakes Group acquisition, Brakes Group and its subsidiaries will be international subsidiaries of Sysco and, therefore, will be non-guarantor subsidiaries. The notes will be structurally subordinated to all existing and future liabilities and preferred equity of the subsidiaries that do not guarantee the notes. In the event of liquidation, dissolution, reorganization, bankruptcy, winding up or any similar proceeding with respect to any such subsidiary, creditors and preferred equity holders of that subsidiary generally would have the right to be paid in full before any distribution is made to us. As of March 26, 2016, the total liabilities, including trade payables, of our non-guarantor subsidiaries was approximately $3.2 billion, and our non-guarantor subsidiaries collectively owned approximately 44.9% of our consolidated total assets. For the 39-week period ended March 26, 2016, our non-guarantor subsidiaries accounted for approximately 32.4% of our consolidated sales.

U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require noteholders to return payments received from the guarantors.

Certain of our subsidiaries will guarantee our payment obligations under the notes. The issuance of the guarantees by the subsidiary guarantors may be subject to review under federal and state laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of a guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may avoid or otherwise decline to enforce a subsidiary guarantee, or may subordinate the notes or such guarantee to the applicable subsidiary guarantor’s existing and future indebtedness. While the relevant laws may vary from state to state, a court might take such actions if it found that when the applicable subsidiary guarantor entered into its guarantee the applicable subsidiary guarantor received less than reasonably equivalent value or fair consideration and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for such guarantee if such subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of such guarantee. The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

A court might also avoid a guarantee, without regard to the above factors, if the court found that the applicable subsidiary guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors. In addition, any payment by a subsidiary guarantor pursuant to its guarantee could be avoided and required to be returned to such subsidiary guarantor or to a fund for the benefit of such guarantor’s creditors, and, accordingly, the court might direct you to repay any amounts that you had already received from such subsidiary guarantor.

To the extent a court avoids a subsidiary guarantee as a fraudulent transfer or holds a subsidiary guarantee unenforceable for any other reason, holders of notes would cease to have any direct claim in respect of that guarantee. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any.

Each subsidiary guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless.

The notes are not secured by any of our assets and any secured creditors would have a prior claim on our assets.

The notes are not secured by any of our assets. The terms of the indenture permit us to incur a specified amount of secured indebtedness without equally and ratably securing the notes. See “Description of Debt Securities and Guarantees—Senior Debt—Limitations on Liens” in the accompanying prospectus. If we become insolvent or are liquidated, or if payment under any agreements governing any secured debt is accelerated, the lenders under our secured debt agreements would be entitled to exercise the remedies available to a secured lender. Accordingly, the lenders would have a prior claim on our assets to the extent of their liens, and it is possible that there would be insufficient assets remaining from which claims of the holders of these notes can be satisfied. As of June 10, 2016, neither Sysco Corporation nor any of its subsidiary guarantors had any secured indebtedness.

We may be unable to repurchase the notes upon a change of control.

Upon a change of control repurchase event, as defined in the indenture, we will be required to make an offer to repurchase all of the outstanding notes at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest to, but not including, the repurchase date. If a change of control were to occur, debt agreements to which we are a party at such time may contain restrictions and provisions limiting our ability to repurchase the notes.

Any failure to make an offer to repurchase, or to repay holders tendering notes, upon a change of control will result in an event of default under the notes. We may not have the financial resources to repurchase the notes, particularly if a change of control event triggers a similar repurchase requirement for other indebtedness or results in the acceleration of other indebtedness. See “Description of Notes—Change of Control Repurchase Event.”

There is currently no trading market for the notes and an active trading market for the notes may not develop.

The notes are a new issue of securities with no established trading market. Although we intend to apply for listing of the notes for trading on The New York Stock Exchange, no assurance can be given that the notes will become or will remain listed. As a result, an active trading market for the notes may not develop, or if one does develop, it may not be sustained. If an active trading market fails to develop or cannot be sustained, you may not be able to resell your notes at their fair market value or at all.

Ratings of the notes may not reflect all risks of an investment in the notes.

We expect that the notes will be rated initially by at least one nationally recognized statistical rating organization. The ratings of our notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. These ratings do not comment as to market prices or suitability for a particular investor. In addition, ratings at any time may be lowered, placed on negative outlook or watch or withdrawn in their entirety. The ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or market prices of, your notes.

An increase in market interest rates will likely result in a decrease in the market price of the notes.

In general, as market interest rates rise, debt securities bearing interest at a fixed rate generally decline in value. Consequently, if you purchase notes and market interest rates increase, the market price of the notes will likely decline. We cannot predict the future level of market interest rates.

If you are able to resell your notes, many other factors may affect the price you receive, which may be lower than you believe to be appropriate.

If you are able to resell your notes, the price you receive will depend on many other factors that may vary over time, including:

•	our historical and anticipated results of operations, liquidity and financial condition;

•	analysts’ expectations of our future results of operations, liquidity or financial condition or the prospects for our industry in general;

•	the amount of debt we have outstanding;

•	the market for similar securities;

•	market interest rates;

•	the liquidity of the market in which the notes trade;

•	the redemption and repayment features of the notes; and

•	the time remaining to maturity of your notes.

As a result of these factors, you may not be able to sell your notes at a particular time or at all or may only be able to sell your notes at a price below that which you believe to be appropriate, including the price you paid for them.

USE OF PROCEEDS

We estimate that we will receive approximately €495.0 million from the sale of the notes in this offering, after deducting the underwriting discount and estimated offering expenses. We intend to use those net proceeds to pay a portion of the purchase price for the Brakes Group acquisition, which includes the repayment of approximately $2.3 billion of Brakes Group’s outstanding financial indebtedness. Pending the application of the net proceeds in the manner set forth in the previous sentence, we intend to invest the net proceeds from this offering primarily in cash and a euro-denominated money market fund.

Affiliates of certain of the underwriters are holders of certain indebtedness of Brakes Group and, accordingly, may receive a portion of the net proceeds of this offering. Because affiliates of certain of the underwriters may receive more than 5% of the net proceeds in this offering, such underwriters are deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” (as such term is defined in FINRA Rule 5121) is not necessary in connection with this offering. The underwriters who will be receiving such proceeds will not confirm sales of notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

CURRENCY CONVERSION

As of June 10, 2016, the euro/U.S. dollar exchange rate was €1.00 = U.S. $1.1281, as announced by the U.S. Federal Reserve Board. Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See ‘‘Risk Factors.’’

RATIO OF EARNINGS TO FIXED CHARGES

Sysco’s ratios of earnings to fixed charges for the 39-week period ended March 26, 2016 and for the five fiscal years ended June 27, 2015 are set forth below:

	39-Week Period Ended		Fiscal Year Ended
	March 26, 2016		June 27, 2015		June 28, 2014	June 29, 2013	June 30, 2012	July 2, 2011
Ratio of Earnings to Fixed Charges(1)	5.4x	(2)	4.6x	(3)	11.0x	11.0x	12.4x	12.9x

(1)	For the purpose of calculating this ratio, “earnings” consist of earnings before income taxes and fixed charges (exclusive of interest capitalized). “Fixed charges” consist of interest expense, capitalized interest and the estimated interest portion of rents.
(2)	On April 1, 2016, we issued $2.5 billion aggregate principal amount of senior notes. The ratio of earnings to fixed charges for the 39-week period ended March 26, 2016 does not give pro forma effect to such issuance of senior notes.
(3)	On July 14, 2015, we redeemed $5.0 billion aggregate principal amount of our senior notes. The ratio of earnings to fixed charges for the fiscal year ended June 27, 2015 does not give pro forma effect to such redemption of senior notes.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 26, 2016 on:

•	an actual basis;

•	an as adjusted basis to give effect to our offering of $2.5 billion aggregate principal amount of senior notes on April 1, 2016; and

•	an as further adjusted basis to give effect to this offering, the Brakes Group acquisition and the use of the net proceeds from the issuance of the notes as set forth under “Use of Proceeds.”

	Actual	As adjusted	As further adjusted
	(In thousands except for share data)
Short-term debt:
None
Long-term debt:
U.S. commercial paper	$—	$—	$61,372
Senior notes, interest at 5.25%, maturing on February 12, 2018	499,363	499,363	499,363
Senior notes, interest at 5.375%, maturing on March 17, 2019	249,496	249,496	249,496
Senior notes, interest at 2.60%, maturing on June 12, 2022	446,419	446,419	446,419
Debentures, interest at 7.16%, maturing on April 15, 2027	50,000	50,000	50,000
Debentures, interest at 6.50%, maturing on August 1, 2028	224,706	224,706	224,706
Senior notes, interest at 5.375%, maturing on September 21, 2035	499,709	499,709	499,709
Senior notes, interest at 6.625%, maturing on March 17, 2039	246,289	246,289	246,289
Senior notes, interest at 2.6%, maturing on October 1, 2020	748,715	748,715	748,715
Senior notes, interest at 3.75%, maturing on October 1, 2025	750,000	750,000	750,000
Senior notes, interest at 4.85%, maturing on October 1, 2045	499,612	499,612	499,612
Senior notes, interest at 1.90%, maturing on April 1, 2019	—	497,925	497,925
Senior notes, interest at 2.50%, maturing on July 15, 2021	—	497,440	497,440
Senior notes, interest at 3.30%, maturing on July 15, 2026	—	990,631	990,631
Senior notes, interest at 4.50%, maturing on April 1, 2046	—	493,985	493,985
Senior notes, interest at 1.25%, maturing on June 23, 2023	—	—	558,646 (1)
Notes payable, capital leases, and other debt, interest averaging 2.81% and maturing at various dates to fiscal 2026 as of March, 2016	147,586	147,586	147,586

Total long-term debt	4,361,895	6,841,876	7,461,894
Less current maturities of long-term debt	(7,175)	(7,175)	(7,175)
Less notes payable	(79,836)	(79,836)	(79,836)

Long-term debt net of current maturities	4,274,884	6,754,865	7,374,883

Shareholders’ equity:
Preferred stock, par value $1 per share; 1,500,000 shares authorized; none issued	—	—	—
Common stock, par value $1 per share; 2,000,000,000 shares authorized; 765,174,900 issued	765,175	765,175	765,175
Paid-in capital	1,039,236	1,039,236	1,039,236
Retained earnings	8,964,542	8,964,542	8,964,542
Accumulated other comprehensive loss	(988,101)	(988,101)	(988,101)
Less cost of treasury stock (200,223,397 shares)	(5,811,421)	(5,811,421)	(5,811,421)

Total shareholders’ equity	$3,969,431	$3,969,431	$3,969,431

Total capitalization(2)	$8,331,326	$10,811,307	$11,431,325

(1)	The amount in the “As further adjusted” column is the U.S. dollar equivalent of the aggregate principal amount of the notes being offered hereby, converted from euro using the exchange rate of €1.00 = U.S.$1.1281 on June 10, 2016, as announced by the U.S. Federal Reserve Board.
(2)	Total capitalization consists of long-term debt including current maturities, notes payable and shareholders’ equity.

SELECTED FINANCIAL DATA

The following table sets forth selected historical consolidated financial data of Sysco and its subsidiaries.

The selected historical consolidated financial data for each of our fiscal years has been derived from our audited consolidated financial statements. The historical financial data presented below may not necessarily be indicative of our financial position or results of operations in the future. You should read this data together with the consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement.

	Fiscal Year Ended			39 Weeks Ended
	June 27, 2015	June 28, 2014	June 29, 2013(1)	March 26, 2016	March 28, 2015
Income Statement Data:
Sales	$48,680,752	$46,516,712	$44,411,233	$36,719,028	$36,278,814
Operating income	1,229,362	1,587,122	1,658,478	1,303,675	1,108,367
Earnings before income taxes	1,008,147	1,475,624	1,547,455	1,101,790	939,399
Income taxes	321,374	544,091	555,028	367,835	325,652

Net earnings	$686,773	$931,533	$992,427	$733,955	$613,747

Net earnings:
Basic earnings per share	$1.16	$1.59	$1.68	$1.27	$1.04
Diluted earnings per share	1.15	1.58	1.67	1.26	1.03
Dividends declared per share	1.19	1.15	1.11	0.92	0.89
Balance Sheet Data (at End of Period):
Total assets	$17,989,281	$13,141,113	$12,565,766	$13,351,094	$17,944,145
Current maturities of long-term debt	4,979,301	304,777	207,301	7,175	313,919
Long-term debt, net of current maturities	2,271,825	2,357,330	2,627,544	4,274,884	7,235,941

Total long-term debt	7,251,126	2,662,107	2,834,845	4,282,059	7,549,860
Shareholders’ equity	5,260,224	5,266,695	5,191,810	3,969,431	5,312,833

Total capitalization	$12,511,350	$7,928,802	$8,026,655	$8,251,490	$12,862,693

Ratio of total long-term debt to total capitalization(2)	58.0%	33.6%	35.3%	51.9%	58.7%

(1)	Total assets as of June 29, 2013 reflect a reclassification of debt issuance costs from the early adoption of ASU 2015-03, Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs.
(2)	Our current maturities of long-term debt for the fiscal year ended June 27, 2015 include $5.0 billion aggregate principal amount of our senior notes issued on October 2, 2014, which were subject to mandatory redemption upon the termination of our merger agreement with USF Holding Corp. The merger agreement was terminated in June 2015, and we redeemed these notes in full on July 14, 2015.

DESCRIPTION OF NOTES

The following description of certain material terms of the notes and the guarantees does not purport to be complete. This description adds information to the description of the general terms and provisions of the senior debt securities and guarantees in the accompanying prospectus. To the extent this summary differs from the summary in the accompanying prospectus, you should rely on the description in this prospectus supplement.

The following description is subject to, and is qualified in its entirety by reference to, the indenture (the “base indenture”) dated June 15, 1995 between Sysco and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “trustee”), as supplemented by the Thirteenth Supplemental Indenture dated as of February 17, 2012 among Sysco, the trustee and the subsidiary guarantors, and one related supplemental indenture creating and defining the terms of the notes and the guarantees and the forms of the notes attached thereto, to be dated the date of delivery of the notes (we refer to each supplemental indenture, together with the base indenture, as the “indenture”).

Certain capitalized terms used in the following description are defined in the indenture. As used in the following description, the terms “Sysco,” “we,” “us” and “our” refer to Sysco Corporation, and not any of its subsidiaries, unless the context requires otherwise.

We urge you to read the indenture (including definitions of terms used therein) because it, and not this description, defines your rights as a beneficial holder of the notes. You may request copies of the indenture from us at our address set forth above under “Prospectus Summary—The Company.”

Except as set forth under the caption “Material United States Federal Tax Considerations,” we make no representation as to the tax consequences of purchasing, holding, or selling the notes, or a beneficial interest in the notes, under federal, state, or non-U.S. tax laws. Prospective holders of notes or beneficial interests in the notes are encouraged to consult with their own tax advisors with respect to such tax consequences.

General

The 1.250% Senior Notes due 2023 (the “notes”), initially limited to €500 million aggregate principal amount, will be issued under the indenture. The trustee will act as registrar, paying agent and authenticating agent and perform administrative duties for us, such as sending out interest payments and notices under the indenture.

The notes will bear interest at a fixed rate per year of 1.250%, starting on June 23, 2016 and ending on their maturity date, which is June 23, 2023. Interest on the notes will be payable annually in arrears on June 23 of each year, beginning on June 23, 2017. All payments of interest on the notes will be made to the persons in whose names the notes are registered on the June 8, whether or not a Business Day, next preceding the applicable interest payment date.

Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or June 23, 2016 if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

The notes will be issued only in fully registered form without coupons, in denominations of €100,000 and integral multiples of €1,000 above that amount. The notes will be unsecured obligations of Sysco and will rank equally in right of payment with all our other unsecured senior indebtedness, whether currently existing or incurred in the future. As of March 26, 2016, we had $4.2 billion in aggregate principal amount of unsecured senior indebtedness outstanding. On a pro forma basis giving effect to our issuance of $2.5 billion aggregate principal amount of senior notes on April 1, 2016 and to this offering, the Brakes Group acquisition and the use of the net proceeds from this offering as set forth under “Use of Proceeds,” as of March 26, 2016 we would have had, on a consolidated basis, outstanding total debt of approximately $7.5 billion and stockholders’ equity of approximately $4.0 billion. See “Capitalization.”

The subsidiary guarantees will be unsecured obligations of the respective subsidiary guarantors and will rank equally in right of payment with all other unsecured senior indebtedness, whether currently existing or incurred in the future, of the respective subsidiary guarantors.

The notes and the subsidiary guarantees will effectively rank junior to any future secured indebtedness of Sysco and the subsidiary guarantors, respectively, to the extent of the value of the assets securing such indebtedness. As of March 26, 2016, Sysco Corporation and its subsidiary guarantors had no secured indebtedness.

The notes will be structurally subordinated to all liabilities (excluding intercompany loans) of Sysco’s existing and future subsidiaries that are not guaranteeing or do not guarantee the notes. See “Risk Factors—Some of our subsidiaries will not guarantee the notes. Your right to receive payment on the notes and the guarantees will be structurally subordinated to the liabilities of our non-guarantor subsidiaries and could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.”

The notes will be represented by one or more global notes. Each global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream Banking, société anonyme, or its successor (“Clearstream”) and Euroclear Bank, S.A./N.V. or its successor (“Euroclear”). Except as described under “—Book-Entry, Delivery and Settlement—Certificated Notes,” the notes will not be issuable in certificated form.

We intend to file an application to list the notes for trading on the NYSE. The listing application will be subject to approval by the NYSE. If the application is approved, trading of the notes on the NYSE is expected to begin within 30 days after the original issue date of the notes. If the application is approved, Sysco will have no obligation to maintain such listing, and may delist the notes at any time.

Payments of principal of and interest on the notes issued in book-entry form will be made as described below under “—Book-Entry, Delivery and Settlement—Global Notes.”

If either a date for payment of principal or interest on the notes or the maturity date of the notes falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due. In that case, no interest will accrue on or be payable for the period from and after the original payment date to such next succeeding Business Day. For these purposes, “Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in New York, New York or London, England are authorized or required by law, regulation or executive order to close.

We may, without notice to or consent of the holders or beneficial owners of the notes, issue additional notes having the same ranking, interest rate, maturity and/or other terms (except the issue date, public offering price and, if applicable, the initial interest payment date) as the notes offered hereby. Any such additional notes issued could be considered part of the same series of notes under the indenture as the notes offered hereby.

An event of default for the notes under the indenture will not necessarily constitute an event of default for any other debt securities under the base indenture.

Issuance in Euro; Payment on the Notes

Initial holders will be required to pay for the notes in euro, and all payments of principal of, the redemption price (if any), and interest and additional amounts (as defined below, if any), on the notes, will be payable in euro, provided, that if on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor any paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See ‘‘Risk Factors.”

Guarantees

Initially, the subsidiary guarantors will jointly and severally, fully and unconditionally, guarantee, on an unsecured, senior basis, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the notes, when and as the same shall become due and payable according to the terms of the notes, and any other amounts payable under the indenture. The obligations of each subsidiary guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent transfer or conveyance under applicable law. See “Risk Factors—U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require noteholders to return payments received from the guarantors.”

The subsidiary guarantors initially will consist of our direct and indirect wholly owned domestic subsidiaries that guarantee our payment obligations under the other senior notes issued under the base indenture or any of our other indebtedness, which are certain of our U.S. broadline subsidiaries. We will cause any of our other existing or future domestic subsidiaries that guarantees our payment obligations under such other senior notes or such other indebtedness to execute and deliver to the trustee supplemental indentures in a form satisfactory to the trustee pursuant to which such subsidiary guarantees our payment obligations with respect to the notes on the terms provided for in the indenture. Upon consummation of the Brakes Group acquisition, Brakes Group and its subsidiaries will be international subsidiaries of Sysco and, therefore, will not become subsidiary guarantors of the notes.

The guarantee of any subsidiary guarantor may be released under certain circumstances. If we exercise our defeasance option with respect to the notes as described in the accompanying prospectus under “Description of Debt Securities and Guarantees—Defeasance,” then any subsidiary guarantor effectively will be released. Further, each subsidiary guarantee will remain in full force and effect until the earliest to occur of the date, if any, on which (1) the applicable guarantor shall consolidate with or merge into Sysco or any successor of Sysco and (2) Sysco or any successor of Sysco consolidates with or merges into the applicable guarantor.

Optional Redemption

We may redeem some or all of the notes at any time.

At any time before April 23, 2023 (the date that is two months prior to the maturity date), the notes will be redeemable as a whole or in part, at our option, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if the notes matured on April 23, 2023 (not including any portion of such interest accrued as of the redemption date) discounted to April 23, 2023 annually (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate (as defined below) plus 25 basis points, plus in either case any accrued and unpaid interest on the notes to be redeemed to the date of redemption.

At any time on or after April 23, 2023 (the date that is two months prior to the maturity date), the notes will be redeemable as a whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the notes to be redeemed to the date of redemption.

Installments of interest on notes being redeemed that are due and payable on interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the holders as of the close of business on the relevant regular record date according to the notes and the indenture.

If we choose to redeem any notes, we will give a notice of redemption not less than 15 days and not more than 45 days before the redemption date to each holder of the notes to be redeemed, or as otherwise provided in accordance with Euroclear and Clearstream procedures. If we are redeeming less than all of the notes, the trustee will select the particular notes or portions of notes to be redeemed by lot or pro rata or by another method the trustee deems fair and appropriate (in each case, to the extent such notes are held in global form, subject to the procedures of Euroclear and Clearstream); provided, however, that no notes of a principal amount of €100,000 or less shall be redeemed in part. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of notes called for redemption.

For purposes of calculating the redemption price in connection with the redemption of the notes on any redemption date, the following terms have the meanings set forth below:

“Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law,

regulation or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of the Quotation Agent, a German government bond whose maturity is closest to the maturity of the notes being redeemed, or if the Quotation Agent in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Quotation Agent.

“Quotation Agent” means Deutsche Bank AG, London Branch or its successor.

All determinations made by the Quotation Agent with respect to determining the redemption price will be final and binding on all parties, absent manifest error.

Payments of Additional Amounts

All payments of principal, premium (if any) and interest in respect of the notes or the guarantees will be made free and clear of, and without withholding or deduction for, any present or future taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by the United States (or any political subdivision or taxing authority thereof or therein having power to tax), unless such withholding or deduction is required by law or the official interpretation or administration thereof.

In addition, for so long as the notes are outstanding, we undertake that, to the extent permitted by law, we will maintain a paying agent in a jurisdiction that will not require withholding or deduction of tax pursuant to any law implementing European Council Directive 2003/48/EC on the taxation of savings income (the “Directive”) or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to, such directives.

We or the relevant subsidiary guarantor, as applicable, will, subject to the exceptions and limitations set forth below, pay in respect of the notes or the guarantees such additional amounts as are necessary in order that the net payment by us of principal, premium (if any) and interest in respect of the notes or the guarantees (including payments of additional amounts with respect to such amounts) received by a beneficial owner who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment, duties or other governmental charge imposed by the United States (or any political subdivision or taxing authority thereof or therein having power to tax), will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1)	to the extent any tax, assessment or other governmental charge is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note),

or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

a.	being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

b.	having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment with respect thereto or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

c.	being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;

d.	being or having been a “10-percent shareholder” of Sysco as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or

e.	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code or any successor provision;

(2)	to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)	to the extent any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

(5)	to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any notes, if such payment can be made without such withholding by any other paying agent;

(6)	to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge, or excise tax imposed on the transfer of the notes;

(7)	to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to the Directive or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to, such directive;

(8)	to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note as a result of the presentation of any note for payment (where presentation is required) by or on behalf of a holder of notes, if such payment could have been made without such withholding by presenting the relevant note to at least one other paying agent in a member state of the European Union;

(9)	to the extent any tax, assessment or other governmental charge would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of additional amounts had such note been presented for payment on any day during such 30-day period;

(10)	to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(11)	in the case of any combination of the above items.

We or the relevant subsidiary guarantor, as the case may be, will make all withholdings and deductions required by law and will remit the full amount deducted to or withheld to the relevant tax authority in accordance with applicable law. Upon request, we or the relevant subsidiary guarantor, as the case may be, will provide to the trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the trustee evidencing the payment of any taxes so deducted or withheld. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the trustee to the holders of the notes. If we are required to pay additional amounts with respect to the notes, we will notify the trustee and paying agents pursuant to an officers’ certificate that specifies the additional amounts payable and when the additional amounts are payable. If the trustee and the paying agents do not receive such an officers’ certificate from us, the trustee and paying agents may rely on the absence of such an officers’ certificate in assuming that no such additional amounts are payable.

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payments of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payments of Additional Amounts” and under the heading “—Optional Redemption for Tax Reasons,” the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Optional Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading “—Payments of Additional Amounts” with respect to the notes, then we may at our option redeem, in whole, but not in part, the notes on not less than 15 nor more than 45 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on those notes to the date fixed for redemption.

Prior to giving of any notice of redemption to the holders of the notes pursuant to the preceding paragraph, we will deliver to the trustee (1) an officers’ certificate and (2) an opinion of independent counsel selected by us, each stating that we will become obligated to pay such additional amounts.

Sinking Fund

The notes will not be subject to a sinking fund.

Certain Covenants

The covenants described in the accompanying prospectus under the captions “Description of Debt Securities and Guarantees—Senior Debt—Limitations on Liens” and “Description of Debt Securities and Guarantees—Senior Debt—Limitations on Sale and Lease-Back Transactions” apply to the notes.

Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs, unless we have exercised our right to redeem the notes as described above or have defeased the notes as described in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees—Defeasance,” we will be required to make an irrevocable offer to each holder of notes to repurchase all or any part (equal to or in excess of €100,000 and in integral multiples of €1,000 above that amount) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but not including, the date of repurchase. Within 30 days following a Change of Control Repurchase Event or, at our option, prior to a Change of Control (as defined below), but in either case, after the public announcement of the Change of Control, we will give, or shall cause to be given, a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event, offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given (the “Change of Control Payment Date”), disclosing that any note not tendered for repurchase will continue to accrue interest, and specifying the procedures for tendering notes. The notice shall, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Business Day immediately preceding the repurchase date following a Change of Control Repurchase Event, we will, to the extent lawful, deposit with a paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered.

On the repurchase date following a Change of Control Repurchase Event, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to our offer; and

•	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us.

The applicable paying agent will promptly distribute to each holder of notes properly tendered the purchase price for the notes deposited by us. We will execute, and the trustee (or an authenticating agent) will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder, a new note equal in principal amount to any unpurchased portion of any notes surrendered provided that each new note will be in a principal amount of an integral multiple of €1,000. We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer. The definition of Change of Control includes the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets, taken as whole with our subsidiaries. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the properties or assets of us and our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following terms have the meanings set forth below:

“Below Investment Grade Ratings Event” means, with respect to the notes, that on any day during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for up to an additional 60 days for so long as any of the Rating Agencies (as defined below) has publicly announced that it is considering a possible ratings change), the notes cease to be rated Investment Grade (as defined below) by at least two of the three Rating Agencies. Unless at least two of the three Rating Agencies are providing a rating for the notes at the commencement of any Trigger Period, the notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than us or one of our subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock (as defined below) or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) Sysco consolidates with, or merges with or into, any Person (as defined in the base indenture), or any Person consolidates with, or merges with or into, Sysco, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Sysco or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Sysco outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; (3) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our consolidated assets, including the assets of our subsidiaries, taken as a whole, to one or more Persons (other than us or one of our subsidiaries); (4) the first day on which a majority of the members of our Board of Directors is composed of members who are not Continuing Directors; or (5) the adoption of a plan relating to the liquidation or dissolution of Sysco. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Repurchase Event” means, with respect to the notes, the occurrence of both a Change of Control and a Below Investment Grade Ratings Event for the notes. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date the notes were issued or (2) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Investment Grade” means a rating of Baa3 or higher by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or higher by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB- or higher by Fitch (or its equivalent under any successor rating categories of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors, Sysco may appoint a replacement for such Rating Agency that is reasonably acceptable to the trustee under the indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., and its successors.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Book-Entry, Delivery and Settlement

Global Notes

The notes will be issued in registered, global form in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be issued on the issue date therefor only against payment in immediately available funds.

The notes will be issued in the form of one or more global certificates, in definitive, fully registered form without interest coupons, each of which we refer to as a “global note.” Each such global note will be deposited with The Bank of New York Mellon, London Branch, or any successor thereto, as the common depositary (the “Common Depositary”) or nominee thereof and registered in the name of the Common Depositary or its nominee. We will not issue certificated notes to you for the notes you purchase, except in the limited circumstances described below.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interest will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Clearstream or Euroclear. Investors may hold beneficial interests in securities directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg, and the address of Euroclear is 1 Boulevard Roi Albert II, B-1210 Brussels, Belgium. We and the trustee for the notes and our respective agents have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We and the trustee for the notes also do not supervise these systems in any way.

Beneficial interests in the global notes will be shown on, and transfers of beneficial interests in the global notes will be made only through, records maintained by Clearstream or Euroclear and their participants. When you purchase notes through the Clearstream or Euroclear systems, the purchases must be made by or through a direct or indirect participant in the Clearstream or Euroclear system, as the case may be. The participant will receive credit for the notes that you purchase on Clearstream’s or Euroclear’s records, and, upon its receipt of such credit, you will become the beneficial owner of those notes. Your ownership interest will be recorded only on the records of the direct or indirect participant in Clearstream or Euroclear, as the case may be, through which you purchase the notes and not on Clearstream’s or Euroclear’s records. Neither Clearstream nor Euroclear, as the case may be, will have any knowledge of your beneficial ownership of the notes. Clearstream’s or Euroclear’s records will show only the identity of the direct participants and the amount of the notes held by or through those direct participants. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from Clearstream or Euroclear. You should instead receive those documents from the direct or indirect participant in Clearstream or Euroclear through which you purchase the notes. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The London paying agent will wire payments on the notes to the Common Depositary as the holder of the global notes. The trustee, the paying agents and we will treat the Common Depositary or any nominee of the Common Depositary as the owner of the global notes for all purposes. Accordingly, the trustee, the paying agents and we will have no direct responsibility or liability to pay amounts due with respect to the global notes to you or any other beneficial owners in the global notes. Any redemption or other notices with respect to the notes will be sent by us directly to Clearstream or Euroclear, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder, all in accordance with the rules of Clearstream or Euroclear, as the case may be, and the internal procedures of the direct participant (or the indirect participant) through which you hold your beneficial interest in the notes. Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream and Euroclear have established their procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue or change those procedures at any time. The registered holder of the notes will be The Bank of New York Depository (Nominees) Limited, as nominee of the Common Depositary.

Initial Settlement

Investors will follow the settlement procedures applicable to conventional eurobonds in registered form. It is intended that notes will be credited to the securities custody accounts of Clearstream and Euroclear holders on the settlement date on a delivery against payment basis. None of the notes may be held through, no trades of the notes will be settled through, and no payments with respect to the notes will be made through, The Depository Trust Company in the United States.

Secondary Market Trading

Any secondary market trading of book-entry interests in the notes will take place through participants in Clearstream and Euroclear in accordance with the normal rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in registered form.

It is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same Business Day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream and Euroclear

We have obtained the information in this section concerning Clearstream and Euroclear, and the book-entry system and procedures, from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Clearstream has advised us that it is a limited liability company organized under Luxembourg law. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding securities through Euroclear participants.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.

Certificated Notes

We will issue certificated notes to each person that Euroclear or Clearstream identifies as the beneficial owner of the notes represented by the global notes upon surrender by the Common Depositary of the global notes if:

•

Euroclear or Clearstream notifies us that it is no longer willing or able to act as a depositary for the global notes or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that Euroclear or Clearstream is no longer so registered;

•	an event of default has occurred and is continuing, and Euroclear or Clearstream requests the issuance of certificated notes; or

•	we determine not to have the notes represented by global notes.

Neither we nor the trustee will be liable for any delay by Euroclear or Clearstream, its nominee or any direct or indirect participant in identifying the beneficial owners of the related notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from Euroclear or Clearstream for all purposes, including with respect to the registration, delivery and principal amount of the certificated notes to be issued.

Notices

Any notices required to be given to the holders of the notes will be given to Euroclear or Clearstream, as applicable, as the registered holder of the global notes. If a global note is exchanged for notes in certificated form, notices to holders of the notes will be made by first-class mail, postage prepaid, to the addresses that appear on the register of noteholders maintained by the registrar.

The Trustee

The trustee’s current address is The Bank of New York Mellon Trust Company, N.A., 601 Travis, 16th Floor, Houston, Texas 77002, Attn: Corporate Trust Administration. The trustee is one of a number of banks with which we maintain ordinary banking relationships.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. If the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate that conflict or resign.

London Paying Agent and Transfer Agent

The Bank of New York Mellon, London Branch will initially act as paying agent and transfer agent in London for the notes. Upon notice to the trustee, we may change any paying agent or transfer agent.

Governing Law

The indenture, the notes and the guarantees will be governed by and construed in accordance with the laws of the State of New York.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations relating to the ownership and disposition of the notes. This summary deals only with holders that purchase notes in the initial offering at their issue price (i.e., the first price at which a substantial amount of notes are sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold such notes as capital assets pursuant to Section 1221(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder’s circumstances or to certain categories of holders (such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities, persons who hold the notes through partnerships or other pass-through entities, regulated investment companies, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction) that may be subject to special rules. This discussion also does not address the effects of other U.S. federal tax laws (such as estate and gift tax laws) and any applicable foreign, state or local tax laws.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your tax advisors.

This summary, which does not purport to be a complete analysis of all the relevant tax considerations relating to the purchase, ownership and/or disposition of the notes, is based upon the provisions of the Code, regulations, rulings and judicial decisions as of the date of this prospectus supplement. These authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, nor do we intend to obtain, any ruling from the Internal Revenue Service (the “IRS”) or an opinion from counsel with respect to the statements made in the following summary. We cannot assure you that the IRS will not challenge any of the considerations described herein and/or that such challenge will not be sustained by a court of applicable jurisdiction.

Existence of the Optional Redemption and the Change of Control Repurchase Event

We intend to treat the possibility of the payment of the additional amounts described in “Description of Notes—Optional Redemption”, “Description of Notes—Payments of Additional Amounts”, “Description of Notes—Optional Redemption for Tax Reasons”, or “Description of Notes—Change of Control Repurchase Event” as not resulting in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations because we view such possibility as remote under the applicable rules. Our treatment will be binding on all holders, except a holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the note was acquired. Our determination, however, is not binding on the IRS, and if the IRS were to challenge this determination successfully, a holder could be required to accrue interest on the notes under the rules applicable to debt instruments that provide for alternative payment schedules or for contingent payments. Under these rules, a holder could be required to treat any gain recognized on the sale or disposition of a note as ordinary income, and the timing and amount of income inclusion could be different from the consequences discussed herein. In the event we are required to pay additional amounts on the notes, the amount and timing of the income recognized by a holder could be affected. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Material U.S. Federal Income Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. holder. For purposes of this summary, a “U.S. holder” means a beneficial owner (other than a partnership) of a note that, for U.S. federal income tax purposes, is:

•	an individual U.S. citizen or resident alien;

•	a corporation or other entity created or organized under U.S. law (federal or state, including the District of Columbia) and treated as a corporation for U.S. federal income tax purposes;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under the applicable Treasury regulations to be treated as a U.S. person.

Interest

Subject to the discussion under “Information Reporting and Backup Withholding,” interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

If you use the cash basis method of accounting for U.S. federal income tax purposes, you will be required to include in income the U.S. dollar value of the interest received (which includes proceeds in euro from a sale, exchange, or other disposition of the notes to the extent attributable to accrued and unpaid interest), determined by translating euros received at the spot rate on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment of stated interest.

If you use the accrual method of accounting for U.S. federal income tax purposes, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period during which such interest accrued or, in the case of an accrual period that spans two taxable years of a U.S. Holder, the part of the period within the taxable year. Under the second method, you may elect to translate interest income at the spot rate on the last day of the accrual period (or the last day of taxable year if the accrual period straddles your taxable year) or on the date the interest payment is received if such date is within five business days of the end of the accrual period.

This election will apply to all debt obligations you hold from year to year and cannot be changed without the consent of the U.S. Internal Revenue Service (“IRS”). You should consult your own tax advisor as to the advisability of making the above election.

In addition, if you use the accrual method of accounting for U.S. federal income tax purposes, upon receipt of an interest payment on a note (including amounts received upon the disposition of a note attributable to accrued interest previously included in income), you will recognize ordinary income or loss (and not interest income and expense) in an amount equal to the difference, if any, between the U.S. dollar value of such payment (determined by translating the euros received at the spot rate on the date such payment is received or the note is disposed of, as applicable) and the U.S. dollar value of the interest income you previously included in income with respect to such payment, regardless of whether the payment is actually converted into U.S. dollars.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

You will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note. This gain or loss will equal the difference between the amount realized (excluding any amount realized attributable to accrued interest not previously included in income, which will be recognized as ordinary interest income) and your adjusted tax basis in the note. Your adjusted tax basis in the note will generally be the U.S. dollar value of the euros used to purchase your note determined at the spot exchange rate on the date of such purchase. If the note is traded on an established securities market, as the notes are expected to be, a cash basis U.S. holder (and if it elects, an accrual basis U.S. holder) will determine the U.S. dollar value of the euro amount paid for the note on the settlement date of the purchase.

The amount realized on the sale, exchange, redemption, retirement or other taxable disposition of a note for an amount in euro will generally be the U.S. dollar value of such euro based on the spot exchange rate on the date the note is disposed of; provided however, if the notes are traded on an established securities market, as the notes are expected to be, a cash method U.S. holder (and if it elects, an accrual basis U.S. holder) will translate the euros into U.S. dollars at the spot rate on the settlement date of the disposition. If an accrual method U.S. holder makes either of the elections described above, such election must be applied consistently from year to year. Such election cannot be changed without the consent of the IRS. If a note is not traded on an established securities market (or, if a note is so traded, but a U.S. holder is an accrual basis U.S. holder that has not made the settlement date election), a U.S. holder will recognize exchange gain or loss (taxable as ordinary income or loss) to the extent that the U.S. dollar value of the euros received (based on the spot rate on the settlement date) differs from the U.S. dollar value of the amount realized (based on the spot rate on the disposition date).

Subject to the foreign currency rules discussed below, the gain or loss generally will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, exchange, redemption, retirement or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitation. Gain or loss realized by you on the sale, exchange, redemption, retirement or other taxable disposition of a note generally will be treated as U.S. source gain or loss.

Gain or loss realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note that is attributable to changes in currency exchange rates relating to the principal amount of such note will be treated as exchange gain or loss. Exchange gain or loss will be treated as ordinary income or loss and generally will be U.S. source gain or loss. For these purposes, the principal amount of the note is your purchase price for the note calculated in euros, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount based on the spot rate on the date of the sale, exchange, redemption, retirement or other taxable disposition of the note and (ii) the U.S. dollar value of the principal amount based on the spot rate on the date you purchased the note (or, in each case, on the settlement date if the notes are traded on an established securities market, as the notes are expected to be, and the U.S. holder is either a cash basis or an electing accrual basis U.S. holder). The net amount of exchange gain or loss on the disposition of a note will be limited to the amount of overall gain or loss realized on such disposition.

Exchange Gain or Loss with Respect to Euros

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, if the notes are traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will have a basis in the euro received equal to the U.S. dollar value thereof at the spot rate in effect on the settlement date of such sale, exchange, redemption, retirement or disposition (that is, the same date that the euro are valued for purposes of determining the amount realized on the note). In all other cases, the taxpayer’s basis in the euro received will be equal to the U.S. dollar value of the euro based on the spot rate in effect on the date of the sale, exchange, redemption, retirement, or other taxable disposition of the note (including the trade date if the notes are traded on an established securities market), and not on the spot rate in effect on the settlement date.

Any gain or loss recognized by you on a sale, exchange, redemption, retirement or other taxable disposition of the euros will be ordinary income or loss and generally will be U.S. source gain or loss.

Reportable Transactions

Treasury regulations meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the IRS including, in certain circumstances, the receipt or accrual of interest or a sale, exchange, redemption, retirement or other taxable disposition of a foreign currency note, or foreign currency received in respect of a foreign currency note to the extent that such sale, exchange, redemption, retirement or other taxable disposition results in a tax loss in excess of a threshold amount (e.g. $50,000 in the case of an individual or trust). Holders considering the purchase of notes should consult with their own tax advisor to determine the U.S. federal tax return disclosure obligations, if any, with respect to an investment in the note, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Information Reporting and Backup Withholding

Information reporting will apply to payments of interest on, and the proceeds of the sale, redemption, exchange, retirement or other taxable disposition of, notes held by you unless you are an exempt recipient (such as a corporation), and backup withholding will apply to such payments unless you provide the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is generally allowable as a credit against a U.S. holder’s federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed such U.S. holder’s actual U.S. federal income tax liability and the U.S. holder timely provides the required information or appropriate claim form to the IRS.

Additional Tax Relating to Net Investment Income

An additional net investment income tax (currently at a rate of 3.8%) is imposed on certain “net investment income” earned by certain U.S. individuals, estates, and trusts. For this purpose, net investment income generally includes gross income from interest and net gain from the disposition of the notes, less certain deductions. You should consult with your own tax advisor with respect to the possible application and the tax consequences of this additional tax in your particular circumstances.

Material U.S. Federal Income Tax Consequences to Non-U.S. Holders

This section applies to you if you are a non-U.S. holder. For purposes of this summary, a “non-U.S. holder” means a beneficial owner (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) of a note that, for U.S. federal income tax purposes, is not a U.S. holder.

Interest

Subject to the discussion under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance” below, under the portfolio interest exemption, payments of interest on a note that you receive generally will not be subject to U.S. federal income or withholding tax if the interest is not effectively connected with the conduct of a trade or business in the United States by you and you:

•	do not own, actually or constructively, within the meaning of Section 871(h)(3)(C) of the Code, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code;

•	are not a controlled foreign corporation that is related, within the meaning of Section 864(d)(4) of the Code, to us; and

•

(i) provide us, our paying agent or the person who would otherwise be required to withhold tax from the interest an IRS Form W-8BEN, IRS Form W-8BEN-E or successor form, stating your name and address and certifying under penalties of perjury that you are not a U.S. person, (ii) have your financial institution that holds the notes on your behalf certify, under penalties of perjury, that it has received an IRS Form W-8BEN, IRS Form W-8BEN-E or successor form from you and it provides us with a copy, or (iii) hold your notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files that indicates you are not a U.S. holder.

If the portfolio interest exemption is not available with respect to interest on a note, then such interest may be subject to U.S. federal income and withholding tax at a rate of 30%. To claim an exemption from (or reduction in) income and withholding tax under the benefits of an applicable income tax treaty, you must provide us, the paying agent, or the person who would otherwise be required to withhold tax from the interest with a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E or successor form.

Interest on a note that is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder (and, where a treaty applies, is attributable to a permanent establishment or fixed base maintained by such holder in the United States) is not subject to U.S. federal withholding tax if such a holder provides us, our paying agent, or the person who would otherwise be required to withhold tax from such payment of interest with a properly completed IRS Form W-8ECI or successor form. However, such a non-U.S. holder will generally be subject to U.S. federal income tax on such interest on a net income basis at rates applicable to a U.S. person (but without regard to the 3.8% additional net investment income tax, described above). In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, including earnings and profits from an investment in the notes, that are effectively connected with the active conduct by you of a trade or business in the United States.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

You generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, where a treaty applies, is attributable to a permanent establishment or fixed base maintained by you in the United States);

•

you are an individual who is present in the United States for 183 days or more in the taxable year in which the sale, exchange, redemption, retirement or other taxable disposition occurs and certain other conditions are met; or

•	the gain represents accrued interest, in which case the rules for taxation of interest would apply.

If you are a non-U.S. holder subject to U.S. federal income tax under the first bullet point, you will be taxed on a net income basis in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax as explained above. Non-U.S. holders subject to U.S. federal income tax only under the second bullet point will be taxed on the net gain at a rate of 30% (or lower applicable treaty rate).

Information Reporting and Backup Withholding

The interest on a note and the amount of tax (if any) withheld from such payment of interest will generally be reported to the IRS on IRS Form 1042-S. Neither information reporting on IRS Form 1099 nor backup withholding will apply to interest payments or to amounts received on the sale, exchange, redemption, retirement or other taxable disposition of a note if an IRS Form W-8BEN or IRS Form W-8BEN-E is provided to us, our paying agent or other appropriate person and if, in the case of amounts received on the sale, exchange, redemption, retirement or other taxable disposition of a note, certain other information is provided. However, the exemption from backup withholding and information reporting requirements does not apply if the withholding agent or an intermediary knows or has reason to know that such exemption is not available to you.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

Withholding at a rate of 30% generally will be required in certain circumstances on payments of interest in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition (including payments of principal) of, notes held by or through a “foreign financial institution” (as specifically defined for this purpose) that does not qualify for an exemption from these rules, unless the institution (i) enters into, and complies with, an agreement with the IRS to undertake certain diligence and to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold 30% on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, undertakes such diligence and reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, payments of interest in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, notes held by or through a “non-financial foreign entity” (as specifically defined for this purpose) that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners.” We will not pay any additional amounts to holders of notes in respect of any amounts withheld. Prospective holders should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

THIS SUMMARY OF MATERIAL U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF (I) U.S. FEDERAL GIFT AND ESTATE TAX LAWS, (II) STATE, LOCAL OR FOREIGN TAX LAWS AND (III) ANY INCOME TAX TREATY.

CERTAIN EUROPEAN UNION TAX CONSIDERATIONS

The Proposed Financial Transactions Tax

The European Commission has published a proposal (the “Commission’s Proposal”) for a directive for a common financial transactions tax (“FTT”) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain (the “participating Member States”).

The Commission’s Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the notes in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT remains subject to negotiation between the participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw. In December 2015, Estonia declared its withdrawal of support for the FTT.

In December 2015, a joint statement was issued by several participating Member States, indicating an intention to make decisions on the remaining open issues by the end of June 2016. Prospective holders should consult their own advisors in relation to the FTT.

EU Savings Tax Directive

Under Council Directive 2003/48/EC on the taxation of savings income (“the Directive”), a member state is required to provide to the tax authorities of another member state details of payments of interest (or similar income) by a person within the jurisdiction of the first member state paid to an individual, or certain other persons, resident in that other member state. However, for a transitional period, Austria is instead required (unless during that period it elects otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent on the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories have adopted similar measures.

If a payment were to be made or collected through a member state that has opted for a withholding system and an amount of, or in respect of, tax were to be withheld from that payment, neither we nor any paying agent would be obliged to pay additional amounts with respect to any note as a result of the imposition of such withholding tax. If a withholding tax were imposed on a payment made by a paying agent, we would be required to maintain a Paying Agent in a member state that would not be obliged to withhold or deduct tax pursuant to the relevant national legislation implementing, or introduced in order to conform to, the Directive (so long as there were such a member state).

However, the Directive is repealed from 1 January 2017 (in the case of Austria) or 1 January 2016 (in all other cases), subject to ongoing requirements to fulfill administrative obligations

(such as the reporting and exchange of information relating to, and accounting for tax withheld from, payments made before those dates). This is to prevent overlap between the Directive and a new automatic exchange of information regime to be implemented under Council Directive 2011/16/EU on administrative co-operation in the field of taxation (as amended by Council Directive 2014/107/EU). Council Directive 2011/16/EU (as amended), which effectively implements the Organisation for Economic Co-operation and Development’s common reporting standard on automatic exchange of financial account information in tax matters, requires governments to obtain detailed account information from financial institutions and exchange that information automatically with other jurisdictions annually. Council Directive 2011/16/EU (as amended) is, generally, broader in scope than the Directive but does not impose withholding taxes. The agreements with non-EU countries on the basis of the Directive are being revised to be aligned with Council Directive 2011/16/EU (as amended).

UNDERWRITING (CONFLICTS OF INTEREST)

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain terms and conditions in the underwriting agreement, we have agreed to sell to the underwriters and each underwriter has severally agreed to purchase from us the principal amount of notes indicated in the following table:

Underwriters	Principal Amount of Notes
Deutsche Bank AG, London Branch	€125,000,000
Goldman, Sachs & Co.	125,000,000
HSBC Bank plc.	40,000,000
J.P. Morgan Securities plc	40,000,000
TD Securities (USA) LLC	40,000,000
U.S. Bancorp Investments, Inc.	40,000,000
Wells Fargo Securities International Limited	40,000,000
Banco Santander, S.A.	7,143,000
BB&T Capital Markets, a division of BB&T Securities, LLC	7,143,000
BNY Mellon Capital Markets, LLC	7,143,000
Comerica Securities, Inc.	7,143,000
Coöperatieve Rabobank U.A.	7,143,000
PNC Capital Markets LLC	7,143,000
The Williams Capital Group, L.P.	7,142,000

Total	€500,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial offering price of up to 0.25% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial offering price of up to 0.125% of the principal amount of the notes. If all of the notes are not sold at their initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes and as a total):

	Paid by Sysco
	Per Note	Total
Notes	0.40%	€2,000,000

We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $1 million.

We expect delivery of the notes will be made through the book-entry delivery system of Euroclear and Clearstream against payment therefor on June 23, 2016, which is the 7th London business day following the date of pricing of the notes (such settlement being referred to as

“T+7 ”). Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next succeeding three business days will be required, by virtue of the fact that the notes initially will settle T+7, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement, and so should consult their own advisors.

The notes are a new issue of securities with no established trading market. Sysco has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. We intend to apply to list the notes for trading on The New York Stock Exchange. It is not possible to predict whether the application will be approved for listing or, if approved, whether the application will be approved prior to the settlement date. Settlement of the notes is not conditional on obtaining the listing, and we are not required to maintain the listing. No assurance can be given as to the liquidity of the trading market for the notes offered hereby.

In connection with the offering, some of the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Affiliates of the underwriters are lenders under our credit facility. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of Sysco (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Any of the underwriters or their affiliates that have a lending relationship with us routinely hedge or may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the issuer for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (a) to an institutional investor under

Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, (b) where no consideration is given for the transfer; or (c) by operation of law.

Notice to Prospective Investors in Japan

The notes offered hereby have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1998 as amended, the “FIEL”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Conflicts of Interest

Affiliates of certain of the underwriters are holders of certain indebtedness of Brakes Group and, accordingly, may receive a portion of the net proceeds of this offering. Because affiliates of certain of the underwriters may receive more than 5% of the net proceeds in this offering, such underwriters are deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” (as such term is defined in FINRA Rule 5121) is not necessary in connection with this offering. The underwriters who will be receiving such proceeds will not confirm sales of notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Bracewell LLP, Houston, Texas. Baker Botts L.L.P., Houston, Texas, has advised the underwriters with regard to various matters relating to the notes.

EXPERTS

The consolidated financial statements of Sysco Corporation and subsidiaries (“Sysco”) appearing in Sysco’s Annual Report (Form 10-K) for the year ended June 27, 2015, and the effectiveness of internal control over financial reporting of Sysco Corporation and subsidiaries as of June 27, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information of Sysco for the thirteen, twenty-six and thirty-nine week periods ended September 26, 2015, December 26, 2015 and March 26, 2016 incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated November 2, 2015, February 1, 2016 and May 2, 2016, included in Sysco’s Quarterly Reports on Form 10-Q for the quarters ended September 26, 2015, December 26, 2015 and March 26, 2016, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the “Act”), for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

PROSPECTUS

SYSCO CORPORATION

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

AND

GUARANTEES OF DEBT SECURITIES

Sysco may offer and issue from time to time at prices and on terms to be determined at or prior to the time of the offering, any combination of the securities described in this prospectus, including shares of common stock and preferred stock and one or more series of debt securities. We may also offer shares of common stock upon conversion of the preferred stock. We will offer securities to the public using this prospectus on terms determined by market conditions. We may issue debt securities in registered form without coupons or in bearer form with or without coupons attached. We may issue debt securities denominated in and/or payable in U.S. dollars or in foreign currency or currency units. If indicated in the relevant prospectus supplement, the debt securities issued by Sysco may be fully and unconditionally guaranteed by some or all of our directly or indirectly wholly-owned subsidiaries.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering, the prices and the terms of the securities being offered. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer or sell our securities unless a prospectus supplement accompanies this prospectus.

The prospectus supplement will also set forth the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of any securities. We will also name the managing underwriters with respect to each series sold to or through underwriters in the applicable prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer securities through dealers, underwriters or agents designated from time to time, as set forth in the applicable prospectus supplement. Our net proceeds from any offering will be the purchase price minus the following: the discount if we offer through an underwriter; the commission if we use an agent; and other expenses attributable to issuance and distribution. We may also sell securities directly to investors on our own behalf. In the case of sales made directly by us, no commission will be payable. See “Plan of Distribution” in this prospectus for possible indemnification arrangements with dealers, underwriters and agents, and for general information about the distribution of securities offered.

Our common stock is listed on the New York Stock Exchange under the trading symbol “SYY.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

The date of this prospectus is August 25, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission using a “shelf” registration process. Using this process, we may offer any combination of the securities this prospectus describes in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Sysco or any underwriter, dealer or agent. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof. You should not assume that the information in this prospectus, any supplement to this prospectus or any document incorporated by reference is accurate at any date other than the date of the document in which such information is contained or such other date referred to in that document, regardless of the time of any sale or issuance of a security. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

As used in this prospectus, unless otherwise specified or where it is clear from the context that the term only means Sysco Corporation, the terms “Sysco,” the “Company,” “we,” “us,” and “our” refer to Sysco Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Sysco files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. Sysco’s SEC filings made via the EDGAR system, including periodic and current reports, proxy statements, and other information regarding Sysco are also available to the public at the SEC’s web site at http://www.sec.gov, and are also available on Sysco’s website, www.sysco.com.

The SEC allows Sysco to “incorporate by reference” information we file with the SEC, which means that Sysco can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede information contained in this prospectus.

The following documents filed by Sysco (File No. 1-06544) with the SEC are incorporated by reference in and made a part of this prospectus:

•	Sysco’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on October 8, 2014;

•	Sysco’s Annual Report on Form 10-K for the fiscal year ended June 27, 2015;

•	Sysco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2015;

•	Sysco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2015;

•	Sysco’s Amendment No. 1 on Form 8-K/A filed with the Securities and Exchange Commission on July 31, 2015; and

•	The description of Sysco’s common stock contained in Sysco’s registration statement on Form 8-A filed under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description, including Sysco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2000.

We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering. These documents will be deemed to be incorporated by reference in this prospectus and to be a part of it from the date they are filed with the SEC.

You may obtain a copy of these filings, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus or in a document incorporated by reference herein, at no cost, by writing or telephoning:

Sysco Corporation

Russell T. Libby, Secretary

1390 Enclave Parkway

Houston, Texas 77077-2099

Telephone: (281) 584-1390

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus contains “forward-looking statements,” as defined under U.S. securities laws, that involve substantial risks and uncertainties. All statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein regarding our business strategy, future operations, financial position, cost savings, prospects, plans and objectives, as well as information concerning industry trends, expected actions of third parties and other forward-looking information, are forward-looking statements. You can identify many of these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “could” and “continue” or similar words. You should read statements that contain these words carefully for the following reasons:

•	the statements discuss our future expectations;

•	the statements contain projections of our future results of operations or of our financial condition; and

•	the statements state other “forward-looking” information.

We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or over which we have no control. All forward-looking statements speak only as of the date on which they are made. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. The discussion of risk factors incorporated by reference into this prospectus, as well as any other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of any of the events described in those risk factors and elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operations. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the factors that could cause our actual results to differ materially include the factors that we describe under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 27, 2015, as well as any risk factors described in our subsequent filings with the SEC, which are incorporated herein by reference. These factors, risks and uncertainties include, but are not limited to, the following:

•	periods of significant or prolonged inflation or deflation and their impact on our product costs and profitability;

•	risks related to unfavorable conditions in the U.S. economy and local markets and the impact on our results of operations and financial condition;

•	the risk that competition in our industry may adversely impact our margins and our ability to retain customers and make it difficult for us to maintain our market share, growth rate and profitability;

•	the risk that we may not be able to fully compensate for increases in fuel costs, and forward purchase commitments intended to contain fuel costs could result in above market fuel costs;

•	the risk of interruption of supplies and increase in product costs as a result of conditions beyond our control;

•	the potential impact on our reputation and earnings of adverse publicity or lack of confidence in our products;

•	risks related to unfavorable changes to the mix of locally-managed customers versus corporate-managed customers;

•	the risk that we may not realize anticipated benefits from our operating cost reduction efforts;

•	difficulties in successfully expanding into international markets and complimentary lines of business;

•	the potential impact of product liability claims;

•	the risk that we fail to comply with requirements imposed by applicable law or government regulations;

•	risks related to our ability to effectively finance and integrate acquired businesses;

•	our access to borrowed funds in order to grow and any default by us under our indebtedness that could have a material adverse impact on cash flow and liquidity;

•	our level of indebtedness and the terms of our indebtedness could adversely affect our business and liquidity position;

•	the impact on our liquidity by payments required to appeal tax assessments with certain tax jurisdictions;

•	due to our reliance on technology, any technology disruption or delay in implementing new technology could have a material negative impact on our business;

•	the risk that a cybersecurity incident and other technology disruptions could negatively impact our business and our relationships with customers;

•	the potential requirement to pay material amounts under our multiemployer defined benefit pension plans;

•	our funding requirements for our company-sponsored qualified pension plan may increase should financial markets experience future declines;

•	labor issues, including the renegotiation of union contracts and shortage of qualified labor;

•	risks related to actions of activists stockholders; and

•	the risk that the anti-takeover benefits provided by our preferred stock may not be viewed as beneficial to stockholders;

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in this prospectus and the documents incorporated by reference herein. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We do not undertake any obligation to make any revisions to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law, including the securities laws of the United States and rules and regulations of the SEC.

SYSCO CORPORATION

Sysco Corporation, acting through its subsidiaries and divisions, is the largest North American distributor of food and related products primarily to the foodservice or food-away-from-home industry. We provide products and related services to approximately 425,000 customers, including:

•	restaurants;

•	healthcare and educational facilities;

•	lodging establishments; and

•	other foodservice customers.

Since Sysco’s formation in 1969, annual sales have grown from approximately $115 million to $48.7 billion in fiscal 2015, both through internal expansion of existing operations and through acquisitions. Our operations include:

•	broadline operating companies;

•	specialty produce companies;

•	custom-cut meat operations;

•	hotel supply operations;

•	SYGMA, our chain restaurant distribution subsidiary;

•	a company that distributes specialty imported products;

•	a company that distributes to international customers; and

•	the company’s Sysco Ventures platform, a suite of technology solutions that help support the business needs of Sysco’s customers.

The products we distribute include:

•	a full line of frozen foods, such as meats, seafood, fully prepared entrees, fruits, vegetables and desserts;

•	a full line of canned and dry foods;

•	fresh meats and seafood;

•	dairy products;

•	beverage products;

•	imported specialties; and

•	fresh produce.

We also supply a wide variety of non-food items, including:

•	paper products, such as disposable napkins, plates and cups;

•	tableware, such as china and silverware;

•	cookware, such as pots, pans and utensils;

•	restaurant and kitchen equipment and supplies; and

•	cleaning supplies.

Our operating companies distribute both nationally branded merchandise and products packaged as Sysco private brands.

Sysco is a Delaware corporation, and our principal executive offices are located at 1390 Enclave Parkway, Houston, Texas 77077-2099. Our telephone number is (281) 584-1390. In this prospectus supplement, we refer to Sysco and its subsidiaries and divisions as “we” or “us,” unless we specifically state otherwise or the context indicates otherwise. Sysco’s common stock is listed on the New York Stock Exchange under the trading symbol “SYY.”

RISK FACTORS

Investing in our securities involves risks. You should consider carefully the risk factors identified in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended June 27, 2015, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC, or in any prospectus supplement, before making an investment in the offered securities.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include, among other things, additions to working capital, capital expenditures, acquisitions, investments, redemption or repurchase of securities and repayment of outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

Sysco’s ratio of earnings to fixed charges for the five fiscal years ended June 27, 2015 are set forth below:

	Fiscal Year Ended
	June 27, 2015		June 28, 2014		June 29, 2013		June 30, 2012		July 2, 2011
Ratio of earnings to fixed charges(1)	4.6	x	11.0	x	11.0	x	12.4	x	12.9	x

(1)	For the purpose of calculating this ratio, “earnings” consist of earnings before income taxes and fixed charges (exclusive of interest capitalized). “Fixed charges” consist of interest expense, capitalized interest and the estimated interest portion of rents.

DESCRIPTION OF PREFERRED STOCK

We may issue, from time to time, shares of one or more series or classes of our preferred stock. The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock. The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our charter, bylaws and the certificate of designation relating to a specific series of the preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part at or prior to the time of issuance of that series of preferred stock. You should read our charter, bylaws and the relevant certificate of designation.

Authorized Shares

Under our charter, we have the authority to issue 1,500,000 shares of preferred stock.

General

Our Board of Directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

•	the designation of the shares and the number of shares that constitute the series;

•	the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

•	the dividend periods (or the method of calculation thereof);

•	the voting rights of the shares;

•	the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

•	whether and on what terms the shares of the series will be subject to redemption or repurchase at our option;

•	whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

•	whether the shares of the series of preferred stock will be listed on a securities exchange;

•	any special United States federal income tax considerations applicable to the series; and

•	the other rights and privileges and any qualifications, limitations of or restrictions on the rights or privileges of the series.

Dividends

Holders of shares of preferred stock shall be entitled to receive, when and as declared by our Board of Directors out of our funds legally available therefor, an annual cash dividend payable at the dates and at the rates, if any, per share per annum as set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to that preferred stock. If we should fail at any time to pay accrued dividends on any senior shares at the time the dividends are payable, we may not pay any dividend on the junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until the accumulated but unpaid dividends on the senior shares have been paid or set aside for payment in full by us.

Unless otherwise set forth in the applicable prospectus supplement, with respect to any series of senior preferred stock that has a cumulative dividend, we will not declare or pay dividends, or otherwise set aside payments for dividends, on any junior preferred stock or common stock unless full cumulative dividends on the senior preferred stock have been or contemporaneously are declared or paid, or otherwise provided for with funds set apart for such purposes, for all past dividend periods and the then current dividend period. Unless otherwise set forth in the applicable prospectus supplement, with respect to any series of senior preferred stock that does not have a cumulative dividend, we will not declare or pay dividends, or otherwise set aside payments for dividends, on any junior preferred stock or common stock unless full dividends on the senior preferred stock have been or contemporaneously are declared or paid, or otherwise provided for with funds set apart for such purposes, for the then current dividend period. Notwithstanding the required order of the payment of dividends on any preferred stock as described in this paragraph, the applicable prospectus supplement may allow for monies deposited in a sinking fund to be applied to the purchase or redemption of preferred stock, regardless of its ranking relative to other series of our preferred stock.

The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise set forth in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest, unless otherwise set forth in the applicable prospectus supplement.

Convertibility

No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable articles of amendment and applicable prospectus supplement.

Redemption and Sinking Fund

No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation Rights

Unless otherwise set forth in the applicable prospectus supplement, holders of any outstanding shares of our preferred stock will have a liquidation preference to holders of our common stock in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, or in the event of insolvency. Neither a consolidation nor merger of us with another corporation shall be considered a liquidation, dissolution or winding up of us.

Voting Rights

The holders of each series or class of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our Board of Directors may, upon issuance of a series or class of preferred stock, grant voting rights to the holders of that series or class to elect additional board members if we fail to pay dividends in a timely fashion.

Without the affirmative vote of a majority of the shares of any class of preferred stock then outstanding, we may not:

•	increase or decrease the aggregate number of authorized shares of that class;

•	increase or decrease the par value of the shares of that class; or

•	alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

If any amendment to our charter would adversely alter or change the powers, preferences or special rights of one or more series of a class of preferred stock, but not the entire class, then only the shares of the affected series will have the right to vote on the amendment.

Miscellaneous

The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement, when issued and paid for, will be fully paid and non-assessable.

When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our charter or the applicable certificate of designation or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

We may issue, from time to time, shares of our common stock, the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our charter, bylaws and the applicable prospectus supplement.

Authorized Shares

Under our charter, we have the authority to issue an aggregate of 2,000,000,000 shares of common stock. As of August 21, 2015, 586,765,938 shares of our common stock were outstanding and 55,259,585 shares of our common stock were reserved for issuance pursuant to our currently active stock plans. We have also granted options to purchase our common stock under several previous stock option plans for which previously granted options remain outstanding.

Dividends

Subject to the rights of the holders of any preferred stock that may be outstanding, each holder of common stock is entitled to receive any dividends our Board of Directors declares out of funds legally available to pay dividends. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant.

Voting Rights

Each holder of common stock is entitled to one vote per share, and is entitled to vote on all matters presented to a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights. As a result, under the Delaware General Corporation Law, the holders of more than one-half of the outstanding shares of common stock generally will be able to elect all of our directors then standing for election and holders of the remaining shares will not be able to elect any director, subject to any voting rights held by holders of our preferred stock.

Liquidation Rights

If we liquidate our business, holders of common stock are entitled to share equally in any distribution of our assets after we pay our liabilities and the liquidation preference of any outstanding preferred stock.

Absence of Other Rights

Holders of common stock have no preemptive rights to purchase or subscribe for any stock or other securities. In addition, there are no conversion rights or redemption or sinking fund provisions.

Miscellaneous

All shares of common stock being offered by the applicable prospectus supplement will, when issued and paid for, be fully paid and non-assessable. Our certificate of incorporation contains no restrictions on the alienability of the common stock. Our common stock is traded on the New York Stock Exchange under the symbol “SYY.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC.

Certain Anti-takeover Effects

General. Certain provisions of our charter, our bylaws and the Delaware General Corporation Law (the “DGCL”) could make it more difficult to consummate an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our Board of Directors, regardless of whether our stockholders support the transaction. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our charter, our bylaws and the DGCL.

Business Combinations. Section 203 of the DGCL restricts a wide range of transactions (“business combinations”) between a corporation and an interested stockholder. An “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation’s outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation’s assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the Board of Directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the Board of Directors and authorized by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither our charter nor our bylaws contains a provision electing to “opt-out” of Section 203.

Supermajority Requirement for Business Combinations. In addition to the requirements of Section 203 of the DGCL, our charter provides that the affirmative vote of 80% of our outstanding stock entitled to vote shall be required for certain business combinations not approved by a majority of our Directors who are not affiliated with the interested party in the potential transaction, except in certain circumstances. This provision of our charter may only be amended by the affirmative vote of 80% of our outstanding stock entitled to vote.

Advance Notice Provisions. Stockholders seeking to nominate candidates to be elected as directors at an annual meeting or to bring business before an annual meeting must comply with an advance written procedure. Only persons who are nominated by or at the direction of our board, or by a stockholder who has given timely written notice to our Secretary before the meeting to elect directors, will be eligible for election as directors. At any stockholders’ meeting the business to be conducted is limited to business brought before the meeting by or at the direction of the board of directors, or a stockholder who has given timely written notice to our Secretary of its intention to bring business before an annual meeting. A stockholder must give notice that is received at our principal executive offices in writing not less than 90 days nor more than 130 days prior to the date of the anniversary of the previous year’s annual meeting. However, if the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after the anniversary date, notice by the stockholder in order to be timely must be received not later than the later of the close of business 90 days prior to the annual meeting or the tenth day following the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was first made by Sysco. In the case of a special meeting of stockholders called for the purpose of electing directors, a stockholder must give notice to nominate a director not later than the close of business on the tenth day following the day notice of the special meeting was mailed to stockholders or public disclosure of the date of the meeting was first made by Sysco. A stockholder’s notice must also contain certain information specified in the bylaws. These provisions may preclude or deter some stockholders from bringing matters before, or making nominations for directors at, an annual meeting. The certificate of incorporation and bylaws of Sysco provide that 35% of the shares entitled to vote at a meeting shall constitute a quorum except as otherwise required by law.

Special Meetings. Only our Board, our Chairman of the Board, our Chief Executive Officer or our President may call a special meeting of stockholders; however, we have agreed to amend our bylaws to allow for a stockholder or group of stockholders owning at least 25% of our outstanding common shares to call a special meeting of stockholders. These provisions may make it more difficult for stockholders to take action opposed by our Board.

Additional Authorized Shares of Capital Stock. The additional shares of authorized common stock and preferred stock available for issuance under our charter could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Limitation of Liability; Indemnification

Our certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability to us or our stockholders for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving certain wrongful acts, such as:

•	breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	the unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derives an improper personal benefit.

These provisions may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or Sysco from bringing a lawsuit against our directors. However, these provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. Also, these provisions will not alter a director’s liability under federal securities laws.

Our certificate of incorporation and bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law, and our bylaws provide that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions. These rights are deemed to have fully vested at the time the indemnitee assumes his or her position with Sysco and shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The debt securities to be offered will constitute either senior or subordinated debt of Sysco and will be issued, in the case of senior debt, under a Senior Debt Indenture (the “Senior Debt Indenture”), as it may be amended and supplemented from time to time, between Sysco and the Bank of New York Mellon Trust Company, N.A., as successor Trustee, and, in the case of subordinated debt, under a Subordinated Debt Indenture (the “Subordinated Debt Indenture”), as it may be amended and supplemented from time to time, between Sysco and the trustee to be named in any prospectus supplements relating to subordinated debt. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.” Any series of debt securities may be offered together with the unconditional guarantees of some or all of our subsidiaries. The Bank of New York Mellon Trust Company, N.A. and the trustee to be named in the prospectus supplements relating to subordinated debt, if any, are hereinafter referred to individually as a “Trustee” and collectively as the “Trustees.” The Senior Debt Indenture and form of Subordinated Debt Indenture are included as exhibits to the Registration Statement of which this prospectus is a part (the “Registration Statement”). The following summaries of certain provisions of the Indentures and the debt securities do not purport to be complete, and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the debt securities. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for the provisions relating to subordination and certain covenants. See “Senior Debt” and “Subordinated Debt.”

General

The Indentures do not limit the amount of additional indebtedness we or any of our subsidiaries may incur. The debt securities will be unsecured senior or subordinated obligations of Sysco.

We may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with an original issue discount. Some or all of our subsidiaries may unconditionally guarantee the payment of the principal, premium, if any, and interest on the debt securities when due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. See “Guarantee of Debt Securities.”

Reference is made to the prospectus supplement for the following terms of and information relating to the debt securities of any series and any guarantees thereof (to the extent such terms are applicable):

•	the classification as senior or subordinated debt securities, the specific designation, aggregate principal amount and purchase price;

•	the currency or units based on or relating to currencies in which such debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, will or may be payable;

•	the date or dates of maturity;

•	any redemption, repayment or sinking fund provisions;

•	the interest rate or rates, if any, the dates on which any such interest will be payable and the regular record dates for such interest payments (or the method by which such rate or rates or dates will be determined);

•	the method by which amounts payable in respect of principal, premium, if any, or interest, if any, on such debt securities may be calculated, and any currencies, commodities or indices, or value, rate or price, relevant to such calculation;

•	the place or places where the principal, premium, if any, and interest, if any, on such debt securities will be payable;

•	whether such debt securities will be issuable in registered form, without coupons, or bearer form, with or without coupons (“bearer securities”) or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of bearer securities;

•	whether such debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global debt securities and if so, the identity of the depositary, if any, for such global debt securities;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 or any multiple of that amount;

•	if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable on the declaration of acceleration of the maturity of the debt securities;

•	if the principal amount payable at maturity will not be determinable as of one or more dates prior to maturity, the amount that will be deemed to be the principal amount as of any such date;

•	any terms on which the debt securities may be convertible into or exchanged for securities or indebtedness of any kind of Sysco or of any other issuer or obligor and the terms and conditions on which a conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	any applicable United States federal income tax consequences, including whether and under what circumstances we will pay additional amounts on such debt securities held by a person who is not a U.S. person (as defined in the prospectus supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	the terms and conditions upon which and the manner in which such debt securities may be defeased or discharged if different from the defeasance provisions described below;

•	the identity of the specific guarantors, if any, and the terms of any guarantees of the debt securities; and

•	any other specific terms of such debt securities, including any additional or different events of default or covenants provided for with respect to such debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

Debt securities may be presented for exchange and registered debt securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable Indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Bearer securities (except when held in temporary global form) and the coupons, if any, appertaining thereto (except when attached to temporary global securities) will be transferable by delivery.

Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under the applicable Indenture as security registrar for the debt securities we issue in registered form under that Indenture. If the prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent. Sysco or the trustee may, however, require the payment of any tax or other governmental charge payable for that registration.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any debt security:

•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest, or interest at a rate that at the time of issuance is below the prevailing market rate, will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities (or to certain debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes) are described in the relevant prospectus supplement.

Debt securities may be issued from time to time with payment terms which are calculated by reference to the value, rate or price of one or more currencies, commodities, indices or other factors. Holders of such debt securities may receive a principal amount (including premium, if any) on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal (including premium, if any) or interest otherwise payable on such dates, depending upon the value, rate or price on such dates of the applicable currency, commodity, index or other factor. Information as to the methods for determining the amount of principal, premium, if any, or interest payable on any date, the currencies, commodities, indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the prospectus supplement, and except as set forth below under “Merger or Consolidation,” the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event of a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Guarantee of Debt Securities

Some or all of our subsidiaries may guarantee, fully and unconditionally unless otherwise provided in the prospectus supplement, the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. The terms of any guarantees of any debt securities will be described in an applicable prospectus supplement.

In February 2012, we entered into a supplemental indenture to amend the Senior Debt Indenture to provide for guarantees for our debt securities under the Senior Debt Indenture. The supplemental indenture was signed by certain of our U.S. broadline subsidiaries as initial guarantors, and served to update the Senior Debt Indenture to reflect the guarantees they provided in 2011 for our existing senior debt securities and to provide that we may have them guarantee future issuances of senior debt securities under the Senior Debt Indenture. The supplemental indenture included a provision that states that the obligations of each guarantor under its guarantees and the Senior Debt Indenture shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such guarantor (including any other guarantees), result in the obligations of such guarantor under its guarantees and the Senior Debt Indenture not constituting a fraudulent transfer or conveyance under any bankruptcy law or any similar federal, state or foreign law affecting the rights of creditors generally.

Any series of debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates. Unless otherwise provided in a prospectus supplement, guarantees of senior debt securities will rank equally and ratably in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the respective guarantors. Guarantees of subordinated debt securities will be junior in right of payment to all of the present and future senior indebtedness of the respective guarantors, including without limitation, guarantees of senior indebtedness, to the extent described in each prospectus supplement.

The assets of Sysco consist principally of the stock of its subsidiaries. Therefore, the rights of Sysco and the rights of its creditors to participate in the assets of any subsidiary upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary’s creditors except to the extent that claims of Sysco itself and/or the claims of those creditors themselves may be recognized as creditor claims of the subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination. Furthermore, the ability of Sysco to service its indebtedness and other obligations is dependent upon the earnings and cash flow of its subsidiaries and the distribution or other payment to it of such earnings or cash flow. If any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Sysco’s rights and the rights of our creditors, including your rights as an owner of debt securities, will be subject to that prior claim, unless we or you, in the event that your debt securities are guaranteed by such subsidiary, are also a direct creditor of that subsidiary. If your debt securities are not guaranteed by a subsidiary, you will not be a direct creditor of that subsidiary, and your rights to obtain payments from that subsidiary will be structurally subordinated to the rights of that subsidiary’s creditors.

As of June 27, 2015, certain of our U.S. broadline subsidiaries were guarantors under approximately $7.5 billion of Sysco’s outstanding senior notes and debentures, and such subsidiaries may also guarantee one or more series of additional debt securities issued under the indenture. In July 2015, we redeemed $5.0 billion in senior notes. In addition, although Sysco currently does not have any secured indebtedness, if in the future Sysco or any guarantor incurs any secured indebtedness, the debt securities and any related guarantees will effectively rank junior in right of payment to any of our secured indebtedness to the extent of the assets securing such indebtedness.

Sysco is also an indirect holding company for other non-guarantor subsidiaries. Such non-guarantor subsidiaries currently include our international and SYGMA subsidiaries, as well as our Asian foods, custom-cut meat, specialty produce, hotel supply and certain other subsidiaries. To the extent any subsidiaries are not subsidiary guarantors for a series of debt securities, creditors of such subsidiaries, including trade creditors, and preferred stockholders, if any, of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Company, including holders of that series of debt securities. A series of debt securities, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of any subsidiaries that are not subsidiary guarantors with respect to such series of debt securities.

Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any guarantee issued by the guarantors. The applicable supplemental indentures for the debt securities offered hereunder may provide that in the event that the guarantees would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of the guarantors under the guarantees shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. Application of this clause could limit the amount which holders of debt securities may be entitled to collect under the guarantees. Holders, by their acceptance of the debt securities, will have agreed to such limitations.

To the extent that a court were to find that (x) a guarantee was incurred by any guarantor with the intent to hinder, delay or defraud any present or future creditor or (y) each guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and that guarantor (i) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of such guarantor constituted unreasonably small capital to carry on its business or

(iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could subordinate or avoid all or part of such guarantee in favor of each guarantor’s other creditors. To the extent any guarantee issued by any guarantor was voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of any debt securities guaranteed by that guarantor could cease to have any direct claim against that guarantor and would be creditors solely of Sysco, and any claims against that guarantor would be structurally subordinated, as discussed above. In addition, in the absence of an enforceable waiver or consent, a guarantor may be discharged if: (i) action by the lender impairs the value of collateral securing guaranteed debt to the detriment of the guarantor, (ii) the lender elects remedies for default that impair the subrogation rights of the guarantor against the borrower, (iii) the guaranteed debt is materially modified, or (iv) the lender otherwise takes action under loan documents that materially prejudices the guarantor.

We and each guarantor intend to attempt to structure the issuances of the guarantees by each guarantor in such a manner that they will not be fraudulent conveyances. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.

Global Securities

Registered Global Securities. The registered debt securities of a series may be issued in the form of one or more fully registered global securities (a “Registered Global Security”) that will be deposited with (and registered in the name of) a depositary (a “Depositary”) identified in the prospectus supplement relating to such series (or a nominee of the Depositary). Unless and until it is exchanged in whole for debt securities in “definitive” form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (A security held in “definitive” form is a certificated security other than a Global Security, meaning that it is not registered in the name of and held by a Depositary, and it is therefore not subject to the transfer restriction described immediately above.)

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Registered Global Security will be described in the prospectus supplement relating to such series. We anticipate that provisions substantially similar to the following will apply to all depositary arrangements. However, the operations and procedures of depositaries are solely within their control and are subject to changes by them. We do not take any responsibility for those operations and procedures. Thus, investors receiving interests in a Registered Global Security would need to contact the depositary or the participants in the depositary through which the investors hold their interests in order to discuss these matters.

A depositary (such as, for example, the Depository Trust Company, or “DTC”) is generally an entity created to hold securities for its participating organizations, referred to as “participants,” and facilitate the clearance and settlement of transactions in those securities between DTC’s participants through electronic book-entry changes in accounts of its participants. Participants generally include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to a depositary’s system may also be available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of the depositary, either directly or indirectly, and these entities are referred to as “indirect participants.”

Therefore, ownership of beneficial interests in a Registered Global Security would be limited to persons that are participants in (i.e., persons who have accounts with) the Depositary and persons that hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by such Registered Global Security beneficially owned by or through such participants. The accounts to be credited initially will be designated by any dealers, underwriters or agents participating in the distribution of such debt securities or by us, if such debt securities are offered and sold directly by us. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states (and countries other than the United States) may require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a Global Security to such persons would be limited to that extent. Because a depositary can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a Global Security to pledge such interests to persons or entities that do not participate in the depositary’s system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, we will consider the Depositary or its nominee, as the case may be, the sole owner and holder of the debt securities represented by the Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the debt securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders thereof under such Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security (and, if such person is not a participant, on the procedures of the participant through which such person owns its interest) to exercise any rights of a holder under such Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security generally either (i) authorizes the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action, or (ii) otherwise acts upon the instructions of beneficial owners holding through them.

Payments of principal, premium, if any, and interest, if any, on debt securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. Neither Sysco, the Trustee, Sysco’s subsidiaries that guarantee the debt securities, nor any of their agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depositary for any debt securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be the responsibility of such participants and will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers or registered in “street name.”

If the Depositary for any debt securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary (including its loss of eligibility to so serve because it is no longer a clearing agency registered under the Exchange Act), and we do not appoint a successor Depositary which is registered as a clearing agency under the Exchange Act within 90 days, we will issue such debt securities in definitive form in exchange for such Registered Global Security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more Registered Global Securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such debt securities. Any debt securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the applicable Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

Global Securities for Bearer Instruments. Debt securities of a series intended to trade in bearer form (referred to elsewhere herein as bearer securities) may also be represented by one or more Global Securities that will be deposited with a common depositary or with a nominee for such depositary, in either case as identified in the prospectus supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of bearer debt securities to be represented by a Global Security will be described in the prospectus supplement relating to such series.

Senior Debt

The debt securities (and, in the case of bearer securities, any coupons appertaining thereto) issued under the Senior Debt Indenture (referred to herein as the “senior debt securities”) will rank pari passu with all of our other debt which is (a) unsecured and unsubordinated debt and (b) senior to the subordinated debt securities described below under “Subordinated Debt.”

The indentures contain certain restrictive covenants that apply, or may apply, to us and our Subsidiaries (as defined below). The covenants described below under “Limitations on Liens” and “Limitations on Sale and Lease-Back Transactions” will not apply to a series of debt securities unless we specifically so provide in the applicable prospectus supplement.

You should read carefully the applicable prospectus supplement for the particular provisions of the series of debt securities being offered, including any additional restrictive covenants or Events of Default that may be included in the terms of such debt securities.

Limitations on Liens. We covenant in the Senior Debt Indenture that we will not (nor will we permit any Subsidiary to) issue, incur, create, assume or guarantee any debt for borrowed money (including all obligations evidenced by bonds, debentures, notes or similar instruments) secured by a mortgage, security interest, pledge, lien, charge or other encumbrance (“mortgage”) upon any Principal Property or upon any shares of stock or indebtedness of any Subsidiary that owns or leases a Principal Property (whether such Principal Property, shares or indebtedness are now existing or owed or hereafter created or acquired) without in any such case effectively providing concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured debt, or the grant of such mortgage, that the senior debt securities (together with, if we shall so determine, any other indebtedness of or guarantee by us or such Subsidiary ranking equally with the senior debt securities) shall be secured equally and ratably with (or, at our option, prior to) such secured debt. The foregoing restriction, however, will not apply to each of the following: (a) mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Subsidiary, provided that such mortgages or liens are not incurred in anticipation of such corporation’s becoming a Subsidiary; (b) mortgages on property, shares of stock or indebtedness or other assets existing at the time of acquisition thereof by us or a Subsidiary, or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness or other assets to secure any debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements; (c) mortgages to secure indebtedness owing to us or to a Subsidiary; (d) mortgages existing at the date of the initial issuance of any senior debt securities then outstanding;

(e) mortgages on property of a person existing at the time such person is merged into or consolidated with Sysco or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to us or a Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition; (f) mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages; or (g) extensions, renewals or replacements of any mortgage referred to in the foregoing clauses (a), (b), (d), (e) or (f); provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement. Any mortgages permitted by any of the foregoing clauses (a) through (g) shall not extend to or cover any other Principal Property of ours or of one of our Subsidiaries, or any shares of stock or indebtedness of any such Subsidiary, subject to the foregoing limitations, other than the property, including improvements thereto, stock or indebtedness specified in such clauses. (Senior Debt Indenture Section 3.7).

Notwithstanding the restrictions in the preceding paragraph, we or any Subsidiary of ours may issue, incur, create, assume or guarantee debt secured by a mortgage which would otherwise be subject to such restrictions, without equally and ratably securing the senior debt securities, provided that after giving effect thereto, the aggregate amount of all debt so secured by mortgages (not including mortgages permitted under clauses (a) through (g) above) does not exceed 20% of Sysco’s Consolidated Net Tangible Assets. (Senior Debt Indenture Section 3.7).

Limitations on Sale and Lease-Back Transactions. We also covenant in the Senior Debt Indenture that we will not, nor will we permit any Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between us and one of our Subsidiaries, or between Subsidiaries, unless: (a) we or such Subsidiary would be entitled to incur indebtedness secured by a mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the senior debt securities, pursuant to the limitation on liens described above; or (b) the proceeds of such transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by our Board of Directors) and we apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Lease-Back Transaction within 180 days of such sale to either (or a combination of) (i) the retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of Sysco or a Subsidiary (other than debt that is subordinated to the senior debt securities or debt to us or a Subsidiary) that matures more than 12 months after its creation or (ii) the purchase, construction or development of other comparable property. (Senior Debt Indenture Section 3.8).

Certain Definitions

As used in the indentures and this prospectus, the following definitions apply:

“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any property is defined in the Senior Debt Indenture to mean, at the time of determination, the lesser of: (a) the fair market value of such property (as determined in good faith by our Board of Directors); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the securities then outstanding under the Senior Debt Indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Consolidated Net Tangible Assets” is defined in the Senior Debt Indenture to mean, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities, except for current maturities of long-term debt and of obligations under capital leases; and (b) intangible assets, to the extent included in said aggregate amount of assets, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

“Principal Property” is defined in the Senior Debt Indenture to mean the land, improvements, buildings and fixtures (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant, any manufacturing, distribution or research facility or any self-serve center (in each case, whether now owned or hereafter acquired) which is owned or leased by us or any Subsidiary and is located within the United States of America or Canada unless our Board of Directors has determined in good faith that such office, plant facility or center is not of material importance to the total business conducted by us and our Subsidiaries taken as a whole. With respect to any Sale and Lease-Back Transaction or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.

“Sale and Lease-Back Transaction” is defined in the Senior Debt Indenture to mean any arrangement with any person providing for the leasing by us or any Subsidiary of any Principal Property which property has been or is to be sold or transferred by us or such Subsidiary to such person.

“Subsidiary” is defined in the Senior Debt Indenture to mean any corporation in which we and/or one or more of our Subsidiaries together own voting stock having the power to elect a majority of the board of directors of such corporation, directly or indirectly. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Senior Debt Indenture Section 1.1).

Subordinated Debt

The debt securities (and, in the case of bearer securities, any coupons appertaining thereto) issued under the Subordinated Debt Indenture (referred to herein as the subordinated debt securities) will rank junior to “Senior Indebtedness” (as such term is defined in the Subordinated Debt Indenture). The payment of the principal, premium, if any, and interest on the subordinated debt securities is subordinated and junior in right of payment, to the extent set forth in the Subordinated Debt Indenture, to the prior payment in full of all “Senior Indebtedness,” as explained below. The senior debt securities previously issued under the Senior Debt Indenture prior to the date of this prospectus are described above under “Senior Debt.”

No Payment If Senior Indebtedness In Default. No payment (including the making of any deposit in trust with the Trustee in accordance with Section 10.1 of the Subordinated Debt Indenture) on account of principal, premium, if any, or interest on any subordinated debt securities (nor any payment to acquire any of the subordinated debt securities for cash or property) may be made if, at the time of such payment or immediately after giving effect thereto, either of the following is true:

•	there exists a default in the payment of the principal, premium, if any, or interest with respect to any Senior Indebtedness, when due and payable, whether at maturity, upon redemption, by declaration or otherwise; or

•	during certain “blockage periods” based on a non-monetary default with respect to Senior Indebtedness. A blockage period begins when holders of any Senior Indebtedness give written notice of certain types of events of default with respect to the Senior Indebtedness to the Trustee and us. The event of default must not be a default in the payment of principal, premium (if any), or interest, and it must permit the holders of the Senior Indebtedness to accelerate the maturity of the Senior Indebtedness. A blockage period will last 180 days, except that it will end earlier if the event of default has been cured or waived, or if the holders of the Senior Indebtedness send a notice to the Trustee and us terminating the blockage period.

The Trustee may still make payments on subordinated debt securities during a blockage period, if the payments are made from monies or securities previously deposited with the Trustee pursuant to the terms of Section 10.1 of the Subordinated Debt Indenture, so long as at the time such deposit was made (and immediately after giving effect thereto) the above conditions did not exist.

Once the blockage period expires, we will be obligated to promptly pay to subordinated debt holders all sums not paid during the blockage period. Only one such blockage period may be commenced within any 360 consecutive days. In addition, where an event of default exists on the day a blockage period is commenced, that event of default cannot be made the basis for a second blockage period until the earlier default was cured or waived for a period of at least 90 consecutive days.

(Subordinated Debt Indenture, Section 13.2).

Priority of Senior Indebtedness. The holders of Senior Indebtedness will be entitled to require payment in full of all principal, premium (if any), and interest on the Senior Indebtedness before subordinated debt holders may receive any payment of principal, premium (if any), or interest on the subordinated debt securities, or any payment to acquire any of the subordinated debt securities, upon any of the following events:

•	insolvency, bankruptcy proceedings, receivership, liquidation or reorganization of Sysco under Federal or state law, or similar proceedings, relative to Sysco or its creditors, or its property;

•	voluntary liquidation, dissolution or winding up of Sysco;

•	an assignment for the benefit of creditors or any other marshalling of assets of Sysco (whether or not involving insolvency or bankruptcy); or

•	a declaration that any subordinated debt security is due and payable before its expressed maturity because of the occurrence of an Event of Default under the Subordinated Debt Indenture (see “Events of Default” below).

However, the Trustee may nonetheless make payments on a subordinated debt security under such circumstances if the payment is made from monies or securities previously deposited with the Trustee pursuant to the terms of Section 10.1 of the Subordinated Debt Indenture, so long as at the time such deposit was made (or immediately after giving effect thereto) the above conditions did not exist. (Subordinated Debt Indenture, Section 13.3).

Under the Subordinated Debt Indenture, the term “Senior Indebtedness” means (a) all indebtedness and obligations of Sysco existing on the date of the Subordinated Debt Indenture or created, incurred or assumed thereafter, and which (i) are for money borrowed; (ii) are evidenced by any bond, note, debenture or similar instrument; (iii) represent the unpaid balance on the purchase price of any assets or services of any kind; (iv) are obligations as lessee under any lease of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; (v) are reimbursement obligations with respect to letters of credit or other similar instruments; (vi) are obligations under interest rate, currency or other indexed exchange agreements, agreements for caps or floors on interest rates, foreign exchange agreements or any other similar agreements; (vii) are obligations under any guaranty, endorsement or other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness or obligations of other persons of the types referred to in clauses (i) through (vi) above (other than endorsements for collection or deposits in the ordinary course of business); or (viii) are obligations of other persons of the type referred to in clauses (i) through

(vii) above secured by a lien to which any of our properties or assets are subject, whether or not the obligations secured thereby shall have been issued by us or shall otherwise be our legal liability; and (b) any deferrals, renewals, amendments, modifications, refundings or extensions of any such indebtedness or obligations of the types referred to above. However, notwithstanding the foregoing, Senior Indebtedness does not include (1) any indebtedness of Sysco to any of our subsidiaries, (2) any indebtedness or obligation of Sysco which by its express terms is stated to be not superior in the right of payment to the subordinated debt securities or to rank pari passu with, or to be subordinated to, the subordinated debt securities, or (3) any indebtedness or obligation incurred by us in connection with the purchase of any assets or services in the ordinary course of business and which constitutes a trade payable or account payable. (Subordinated Debt Indenture, Section 1.1).

By reason of such subordination, in the event of insolvency, holders of subordinated debt securities who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

Merger or Consolidation

Each of the Indentures provides that we may merge or consolidate with any other person or persons (whether or not affiliated with us), and we may sell, convey, transfer or lease all or substantially all of our property to any other person or persons (whether or not affiliated with us), so long as we meet the following conditions:

1.	Either (a) the transaction is a merger or consolidation, and Sysco is the surviving entity; or (b) the successor person (or the person which acquires by sale, conveyance, transfer or lease substantially all of our property) is a corporation organized under the laws of the United States or any state thereof and expressly assumes, by supplemental indenture satisfactory to the Trustee, all of our obligations under the Indenture and the relevant debt securities and coupons; and

2.	Immediately after giving effect to the transaction, no Event of Default (and no event or condition which, after notice or lapse of time or both, would become an Event of Default) shall have occurred and be continuing with respect to any series of debt security outstanding under the relevant Indenture.

(Senior and Subordinated Debt Indentures, Section 9.1).

In the event of any of the above transactions, if there is a successor person as described in paragraph (1)(b) immediately above, then the successor will expressly assume all of our obligations under the Indenture and automatically be substituted for us in the Indenture and as issuer of the debt securities. Further, if the transaction is in the form of a sale or conveyance, after any such transfer (except in the case of a lease), Sysco will be discharged from all obligations and covenants under the Indenture and all debt securities issued thereunder and may be liquidated and dissolved. (Senior and Subordinated Debt Indentures, Section 9.2).

Events of Default

An Event of Default is defined under each Indenture with respect to debt securities of any series issued under such Indenture as being: (a) default in payment of any principal of or premium, if any, on the debt securities of such series, either at maturity, upon any redemption, by declaration or otherwise (including a default in the deposit of any sinking fund payment with respect to the debt securities of such series when and as due); (b) default for 30 days in payment of any interest on any debt securities of such series; (c) default for 90 days after written notice (given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of all series affected by the default) in the observance or performance of any other covenant or agreement in respect of the debt securities of such series or such Indenture other than a covenant or agreement which is not applicable to the debt securities of such series, or a covenant or agreement with respect to which more particular provision is made; (d) certain events of bankruptcy, insolvency or reorganization; or (e) any other Event of Default provided in the supplemental indenture under which such series of debt securities is issued, or in the form of debt security for such series. (Senior and Subordinated Debt Indentures, Section 5.1).

Under each Indenture, if an Event of Default occurs and is continuing with respect to a series, then either the Trustee or the holders of 25% or more in principal amount of the outstanding debt securities of the affected series (voting as a single class) may declare the principal (or such portion thereof as may be specified in the terms thereof) of all debt securities of all affected series (plus any interest accrued thereon) to be due and payable immediately (unless the principal of such series has already become due and payable). However, upon certain conditions, such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the outstanding debt securities of all such affected series (treated as one class). If an Event of Default due to certain events of bankruptcy, insolvency or reorganization shall occur, the principal (or such portion thereof as may be specified in the terms thereof) of and interest accrued on all debt securities then outstanding shall become due and payable immediately, without action by the Trustees or the holders of any such debt securities. (Senior and Subordinated Debt Indentures, Sections 5.1 and 5.10).

Each Indenture requires the Trustee to give notice, within 90 days after the occurrence of default with respect to the securities of any series, of all defaults with respect to that series known to the Trustee (i) if any unregistered securities of that series are then outstanding, to the holders thereof, by publication at least once in a newspaper in New York and London and (ii) to all holders of registered securities of such series by way of mail, unless in each case such defaults have been cured before mailing or publication. Except in the case of default in the payment of the principal of or interest on any of the securities of such series, or in the payment of any sinking fund installment on such series, the Trustee will be protected in withholding such notice if and so long as the Trustee’s board of directors, the Trustee’s executive committee or a trust committee of directors or trustees and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the holders of such series. (Senior and Subordinated Debt Indentures, Section 5.11)

Each Indenture entitles the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under such Indenture before proceeding to exercise any right or power under such Indenture at the request of such holders. (Senior and Subordinated Debt Indentures, Sections 5.6 and 6.2). Subject to such indemnification and certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series. (Senior and Subordinated Debt Indentures, Section 5.9). The Indenture does not require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there are reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it. (Senior and Subordinated Debt Indentures, Section 6.1).

Each Indenture provides that no holder of debt securities of any series or of any coupon issued under such Indenture may institute any action against Sysco under such Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless (1) such holder previously shall have given to the Trustee written notice of default and continuance thereof, (2) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class) shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, (3) the Trustee shall not have instituted such action within 60 days of such request, and (4) the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class). (Senior and Subordinated Debt Indentures, Sections 5.6 and 5.9).

Each Indenture contains a covenant that we will file annually with the Trustee a certificate stating whether or not we are in compliance (without regard to grace periods or notice requirements) with all conditions and covenants of the Indenture and, if we are not in compliance, describing the nature and status of the non-compliance. (Senior and Subordinated Debt Indentures, Section 3.5).

Defeasance

Each Indenture provides that we may defease and be discharged from any and all obligations (except as described below) with respect to the debt securities of any series which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, as trust funds, money or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations (as defined) which through the payment of principal and interest in accordance with their terms will provide money, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of (and premium, if any) and interest on such debt securities. Such defeasance does not apply to obligations related to the following (the “Surviving Obligations”):

•	registration of the transfer or exchange of the debt securities of such series and of coupons appertaining thereto;

•	Issuer’s right to optional redemption, if any;

•	substitution of mutilated, destroyed, lost or stolen debt securities of such series or coupons appertaining thereto;

•	maintenance of an office or agency in respect of the debt securities of such series;

•	receipt of payment of principal and interest on the stated due dates (but any rights of holders to force redemption of the debt securities does not survive);

•	rights, obligations, duties and immunities of the Trustee; and

•	rights of Holders as beneficiaries of any trust created as described above for purposes of the defeasance.

In addition, each Indenture provides that with respect to each series of debt securities issued under such Indenture, even if the debt securities will not become due and payable within one year, we may elect either (a) to defease and be discharged from all obligations with respect to the debt securities of such series (except for the Surviving Obligations) or (b) to be released from only the restrictions described under “Senior Debt,” if applicable, and “Merger or Consolidation” and, to the extent specified in connection with the issuance of such series of debt securities, other covenants applicable to such series of debt securities, by meeting certain conditions. Those conditions include depositing with the Trustee (or other qualifying trustee), in trust for such purpose, money (or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money) in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of (and premium, if any) and interest on the debt securities of such series. Such a trust may only be established if, among other things, we have delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. Such opinion, in the case of a defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of such Indenture.

In the event of any defeasance of any series of subordinated debt securities issued thereunder, the Subordinated Debt Indenture provides that holders of all outstanding Senior Indebtedness will receive written notice of such defeasance. (Senior and Subordinated Debt Indentures, Section 10.1).

The foregoing provisions relating to defeasance may be modified in connection with the issuance of any series of debt securities, and any such modification will be described in the applicable prospectus supplement.

Modification of the Indentures

Under each of the Indentures, we may enter into supplemental indentures with the Trustee without the consent of the holders of debt securities in order to accomplish any of the following: (a) secure any debt securities, (b) evidence the assumption by a successor corporation of our obligations, (c) add covenants or Events of Default for the protection of the holders of any debt securities, (d) cure any ambiguity or correct any inconsistency in such Indenture or add any other provision which shall not adversely affect the interests of the holders of the debt securities, (e) establish the forms or terms of debt securities of any series or of the coupons appertaining to such debt securities, and (f) evidence the acceptance of appointment by a successor trustee. (Senior and Subordinated Debt Indentures, Section 8.1). Under the Senior Debt Indenture, we may also enter into supplemental indentures with the Trustee without the consent of the holders of debt securities in order to add additional guarantees or additional guarantors in respect of all or any series of debt securities under the Indentures, or evidence the release and discharge of any guarantor from its obligations under its guarantees of all or any series of debt securities and its obligations under the Indentures in accordance with the terms of the Indentures. (Senior Debt Indenture, Section 8.1, as amended by the Thirteenth Supplemental Indenture).

Each Indenture also contains provisions permitting the Trustee and us, with the consent of the holders of not less than a majority in principal amount of the debt securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the debt securities of each series so affected. However, we may not do any of the following without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security, or reduce the principal amount thereof,

•	reduce the rate (or alter the method of computation) of interest thereon or extend the time for payment thereof,

•	reduce (or alter the method of computation of) any amount payable on redemption or repayment thereof or extend the time for payment thereof,

•	change the currency in which the principal thereof, premium, if any, or interest thereon is payable,

•	reduce the amount payable upon acceleration,

•	alter certain provisions of the Indenture relating to the debt securities issued thereunder not denominated in U.S. dollars,

•	impair or affect the right to institute suit for the enforcement of any payment on any debt security when due,

•	if the debt securities provide therefor, impair or affect any right of repayment at the option of the holder of such debt securities, or

•	reduce the percentage in principal amount of debt securities of any series, the consent of the holders of which is required for any of the foregoing modifications.

(Senior and Subordinated Debt Indentures, Section 8.2).

In addition, the Subordinated Debt Indenture provides that it may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of Senior Indebtedness then outstanding whose rights would be adversely affected thereby. (Subordinated Debt Indenture, Section 8.6).

Governing Law

Each of the Indentures provides that it and the debt securities issued thereunder shall be deemed to be a contract under, and for all purposes shall be construed in accordance with, the laws of the State of New York. The guarantees also will be governed by New York law.

The Trustee

The Indenture provides that if an event of default occurs and is continuing, the Trustee must use the degree of care and skill of a prudent person in the conduct of such person’s own affairs. The Trustee will become obligated to exercise any of its powers under the applicable Indenture at the request of any of the holders of any debt securities only after those holders have offered the Trustee indemnity reasonably satisfactory to it.

The Trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

The Bank of New York Mellon Trust Company, N.A., the Trustee under the Senior Debt Indenture, is an affiliate of one of a number of banks with which we maintain ordinary banking relationships, for which they receive customary fees. BNY Mellon Capital Markets, LLC, an affiliated company with the trustee, is one of the dealers we currently use for our commercial paper program.

Paying and Paying Agents

Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers; or

•	through a combination of any of these methods of sale.

We may sell the securities directly, for cash or in exchange for assets. In that event, no underwriters or agents would be involved. Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of any securities will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to the securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. We may agree to indemnify any such agents against certain liabilities, including liabilities under the Securities Act. Such agents might also be customers of ours, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

We may conduct an offering of the securities through underwriters (by entry into an underwriting agreement) from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we do so, we will name the underwriters and describe the terms of our sale of the securities to them in the prospectus supplement relating to such the securities, which will be used by the underwriters to make resales of the securities. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We might agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. Such underwriters might also be customers of ours, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

We may conduct an offering of the securities through dealers from time to time. If we do so, we would sell the securities to the dealer, who may be deemed to be an underwriter as that term is defined in the Securities Act, as principal. The dealer might then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We might agree to indemnify the dealers against certain liabilities, including liabilities under the Securities Act. Such dealers might also be customers of ours, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

We may also authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us at a particular public offering price pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on a particular date or dates. If we do so, we will describe such Contracts in the relevant prospectus supplement, including the price and date or prices and dates provided by such Contracts. Contracts may be entered into for a variety of reasons, including (without limitation) the need to assemble a pool of collateral, the need to match a refunding date or interest coupon date, or to meet the business needs of the purchaser. Each Contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that (i) the purchase by a purchaser of the securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject and (ii) we shall have sold, and delivery shall have taken place to the underwriters named in the prospectus supplement, such part of the securities as is to be sold to them. The prospectus supplement will set forth the commission payable to agents, underwriters or dealers soliciting purchases of the securities pursuant to Contracts accepted by us. The underwriters and such agents or dealers will not have any responsibility in respect of the validity or performance of Contracts.

Each series of debt securities will be a new issue of securities with no established trading market. Any underwriters to whom debt securities are sold by us for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any debt securities.

Each series of securities will be a new issue and, other than our common stock, which is listed on The New York Stock Exchange, will have no established trading market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance, or on such other trading market on which our shares of common stock may be listed from time to time. We may elect to list any series of securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In connection with an offering of securities pursuant to this prospectus, the underwriters may over-allot or effect transactions that stabilize or maintain the market prices of the securities offered hereby or our other securities at levels above those which might otherwise prevail in the open market. Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids only in compliance with Regulation M of the Securities Exchange Act of 1934. If we offer securities in an “at the market” offering, stabilizing transactions will not be permitted. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. They may effect such transactions on an exchange or in the over-the-counter market. If the underwriters commence such stabilizing, it may be discontinued at any time.

We will describe in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities being offered and the proceeds or property we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

LEGAL MATTERS

The validity of the securities and the guarantees is being passed upon for Sysco by Arnall Golden Gregory LLP, Atlanta, Georgia. Jonathan Golden, the sole stockholder of Jonathan Golden P.C. (a partner of Arnall Golden Gregory LLP), is a director of Sysco. As of August 25, 2015, attorneys with Arnall Golden Gregory LLP involved in the preparation of this prospectus, and the registration statement of which it is a part, beneficially owned an aggregate of approximately 1,302 shares of Sysco’s common stock.

Certain legal matters relating to offerings of the securities and the related guarantees will be passed upon on behalf of the applicable dealers, underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS AND INDEPENDENT ACCOUNTANTS

The consolidated financial statements of Sysco Corporation and subsidiaries appearing in Sysco Corporation’s Annual Report (Form 10-K) for the year ended June 27, 2015, and the effectiveness of Sysco Corporation and subsidiaries’ internal control over financial reporting as of June 27, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

SYSCO CORPORATION

€500,000,000 1.250% Senior Notes Due 2023

Joint Book-Running Managers

Deutsche Bank

Goldman, Sachs & Co.

HSBC

J.P. Morgan

TD Securities

US Bancorp

Wells Fargo Securities

Co-Managers

BB&T Capital Markets

BNY Mellon Capital Markets, LLC

Comerica Securities

PNC Capital Markets LLC

Rabobank

Santander

The Williams Capital Group, L.P.